                                                                     EXHIBIT 2.1




                              AMENDED AND RESTATED
                          AGREEMENT OF MERGER AND PLAN
                               OF REORGANIZATION


                                  dated as of


                                December 3, 1996



                                 by and between



                          NEXTEL COMMUNICATIONS, INC.,

                            NEXTEL FINANCE COMPANY,

                                DCI MERGER INC.

                                      and

                       PITTENCRIEFF COMMUNICATIONS, INC.

                              AMENDED AND RESTATED
                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

                               TABLE OF CONTENTS

                                                                                                                            Page

ARTICLE I.         CONVERSION OF PCI STOCK INTO NEXTEL COMMON STOCK; TREATMENT OF OPTIONS AND WARRANTS . . . . . . . . . .   3
          1.1      Exchange Ratio and Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
          1.2      Value Cap Adjusted for Channels Not Delivered . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
          1.3      Value Cap Adjusted for Negative Cash Flow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
          1.4      Value Cap Adjusted for Negative Working Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
          1.5      Value Cap Adjusted for Option/Warrant Exercise  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
          1.6      Value Cap Adjusted for Severance Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          1.6A     Settlement with Castle Tower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          1.7      Value Cap Adjusted if Closing Occurs After 1997 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          1.8      Asset Value and Dilution Adjustments to Exchange Ratio  . . . . . . . . . . . . . . . . . . . . . . . .  12
          1.9      Value Cap Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
          1.10     Additional Consideration in Lieu of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
          1.11     Nextel Closing Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          1.13     Terms of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
          1.14     Effective Time; Effects of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
          1.15     Certificate of Incorporation and Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
          1.16     Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
          1.17     Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
          1.18     Surrender of Certificates and Delivery of Merger Consideration  . . . . . . . . . . . . . . . . . . . .  18
          1.19     No Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
          1.20     Rights of Holders of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
          1.21     Assumption of Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
          1.22     Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE II.        REPRESENTATIONS AND WARRANTIES OF PCI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
          2.1      Corporate Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
          2.2      Subsidiaries and Other Entities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          2.3      Corporate Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
          2.4      Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
          2.5      Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
          2.6      Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
          2.7      No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
          2.8      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
          2.9      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
          2.10     Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
          2.11     Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

          2.12     Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
          2.13     Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
          2.14     Transactions Not in the Ordinary Course . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
          2.15     Capital Projects  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
          2.16     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
          2.17     Bank Accounts; Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
          2.18     Real Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
          2.19     Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
          2.20     Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
          2.21     Compliance with Securities Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          2.22     Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          2.23     Special Liabilities; Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          2.24     Employee Benefit Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
          2.25     Materially Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
          2.26     Information.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
          2.27     Regulatory Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
          2.28     Schedule Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
          2.29     Information in Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
          2.30     Castle Tower Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

ARTICLE III.       REPRESENTATIONS AND WARRANTIES OF NEXTEL AND MERGER SUB . . . . . . . . . . . . . . . . . . . . . . . .  63
          3.1      Corporate Organization; Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
          3.3      Common Stock; Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
          3.4      No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
          3.5      Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
          3.6      Information in Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

ARTICLE IV.        COVENANTS OF PCI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
          4.1      Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
          4.2      Reasonable Efforts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
          4.3      Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
          4.4      SEC Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
          4.5      Antitrust Filing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
          4.6      Restraint on Solicitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
          4.7      Best Efforts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
          4.8      Stockholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
          4.9      Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
          4.10     Update Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

ARTICLE V.         COVENANTS OF NEXTEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
          5.1      Antitrust Filing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
          5.2      Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
          5.3      Current Public Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
          5.4      Offer to Warrant Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
          5.5      Directors and Officers Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
          5.6      Employee Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

ARTICLE VI.        JOINT COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

                                                                                                                            Page


          6.1      Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
          6.2      Standstill Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
          6.3      Trading Prohibitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
          6.4      Substitute of Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
          6.6      Cooperation Concerning Extended Implementation Channels . . . . . . . . . . . . . . . . . . . . . . . .  82
          6.7      Auction Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83

ARTICLE VII.       CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
          7.1      Filing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
          7.2      Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

ARTICLE VIII.      CONDITIONS TO OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
          8.1      Conditions to Obligations of Nextel and PCI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
          8.2      Conditions to Obligations of Nextel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
          8.3      Conditions to the Obligations of PCI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91

ARTICLE IX.        TERMINATION/EFFECTIVENESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
          9.1      Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
          9.2      Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95

ARTICLE X.         MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
          10.1     Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
          10.2     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
          10.3     Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
          10.4     Rights of Third Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
          10.5     Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
          10.6     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
          10.7     Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
          10.8     Captions; Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
          10.9     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
          10.10    Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
          10.11    Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99

                                  DEFINITIONS

                                                                                                             Page
                                                                                                             ----

Actual PCI Common Equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Adjusted EBITDA Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Adjusted Value Cap  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
AMI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Asset List  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Awarded License . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
Basic Value Cap . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
By-Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Castle  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Castle License Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Castle Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Certificate of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Certificate of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15, 16
Channel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Communications Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Constituent Corporations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Contaminants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Converted Nextel Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Converted Per Share Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Current Payables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
DCI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Defined benefit plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Defined contribution plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Delivered . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Dilutive PCI Common Equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
EA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
EA Auction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
Effective Time of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Employee Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
ESMR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Excess parachute payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Executive . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
Extended Implementation Channel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
FCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
FCC License . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Fiduciaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Final Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
First Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
FMR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
GCL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Hazardous Substances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                                                                                                             Page

HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Immaterial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
July 1 Derivatives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
July 1 Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
June 30 Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Market Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Material  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 15
Merger Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Morgan Stanley  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
MSA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Multiemployer plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Multiple employer plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Nasdaq NM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Nextel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Nextel Closing Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Nextel Cure Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
Nextel Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Nextel Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Nextel Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Non-core Market Channel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Off the shelf . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Overlap EAs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
PCI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
PCI Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
PCI Cure Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
PCI Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
PCI Management Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
PCI Option Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
PCI Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
PCI Share Base  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
PCI Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
PCI/PCI Subs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Permitted Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Permitted Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Pollutants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Potentially responsible party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Qualifying Extended Implementation Channel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Qualifying Extended Implementation Channels . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Shortfall Market  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
SMR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
SMR License . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SMR System  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SMR Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
States  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                                                                                             Page

Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Takeover Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
Terminating Nextel Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
Terminating PCI Breach  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
Third-Party Management Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
To the knowledge of PCI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
To the knowledge of the Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
Transaction Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Unfavorable FCC Response  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Value Floor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Voting stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Welfare Benefit Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

                                    ANNEXES



Annex A    -   Form of Letter Concerning Compliance with Rule 145

Annex B    -   Blue Sky

Annex C-1  -   Form of Opinion of Gardere & Wynne, L.L.P.

Annex C-2  -   Form of Opinion of Gardner, Carton & Douglas

Annex D    -   Form of Nextel Warrant

Annex E    -   Form of Opinion of Jones, Day, Reavis & Pogue

Annex F    -   Letter Agreement between Nextel Communications, Inc. and Castle
               Tower Corporation

                              AMENDED AND RESTATED
                          AGREEMENT OF MERGER AND PLAN
                               OF REORGANIZATION

     Amended and Restated Agreement of Merger and Plan of Reorganization dated as of December 3, 1996 ("Agreement") by and among NEXTEL COMMUNICATIONS, INC., a Delaware corporation ("Nextel"), NEXTEL FINANCE COMPANY, a Delaware corporation and a wholly owned subsidiary of Nextel formerly known as Dispatch Communications, Inc. ("NFC"), DCI MERGER INC., a Delaware corporation and a wholly owned subsidiary of NFC ("Merger Sub") and PITTENCRIEFF COMMUNICATIONS, INC., a Delaware corporation ("PCI").


                             PLAN OF REORGANIZATION

     Nextel, through NFC and Merger Sub, and PCI intend to enter into a tax-free plan of reorganization under the Internal Revenue Code of 1986, as amended (the "Code").

     The plan of reorganization will consist of the merger of Merger Sub with and into PCI, with PCI being the surviving corporation. This merger ("Merger") will be consummated in accordance with the terms and conditions hereof and will be consummated at the "Effective Time of the Merger" as defined herein.

     Nextel has caused NFC to form Merger Sub solely for the purpose of consummating the Merger.

     Nextel, NFC, Merger Sub and PCI entered into an Agreement of Merger and Plan of Reorganization dated as of October 2, 1996 (the "First Agreement").

     Simultaneously with the execution of the First Agreement, PCI has delivered to Nextel (i) an executed letter agreement from Castle Tower Corporation, (ii) a waiver of preemptive rights from Advanced MobileComm, Inc. ("AMI") pursuant to that certain Contribution Agreement, dated as of September 5, 1995, as subsequently amended, among PCI, Pittencrieff Communications, Inc., a Texas corporation, AMI and each of the other sellers named therein, which waiver shall be effective at the Effective Time of the Merger, and (iii) a confirmation from AMI that the Voting Agreement and Proxy dated January 16, 1996 shall terminate in accordance with its terms pursuant to Section 4(ii) thereof effective at the Effective Time of the Merger.

     Simultaneously with the execution of the First Agreement, FMR Corp., a Massachusetts corporation ("FMR"), has agreed that, among other things, at the Effective Time of the Merger, FMR will exchange its warrants to purchase capital stock of PCI for a warrant to purchase Class A (Voting) Common Stock of Nextel, par value $.001 per share ("Nextel Common Stock"), in the form of Annex D.

     The parties to the First Agreement desire to amend certain provisions and restate the First Agreement and, accordingly, the parties have entered into this Agreement. All schedules to this Agreement set forth information as of October 2, 1996.

                                   AGREEMENT

     In order to consummate the plan of reorganization, and in consideration of the mutual agreements hereinafter contained, Nextel, NFC, Merger Sub and PCI agree as follows:

     ARTICLE I. CONVERSION OF PCI STOCK INTO NEXTEL COMMON STOCK; TREATMENT OF OPTIONS AND WARRANTS

     1.1 Exchange Ratio and Conversion of Shares. At the Effective Time of the Merger (as defined herein), all the outstanding shares of common stock of PCI, par value $.01 per share ("PCI Common Stock") shall be converted into shares of Nextel Common Stock using an exchange ratio of 3.17:1.0, so that three and seventeen one hundredths shares of PCI Common Stock are converted into one share of Nextel Common Stock (the "Basic Exchange Ratio"), subject to the adjustments described in this Article I. As of July 1, 1996, (i) the total number of shares of PCI Common Stock outstanding ("July 1 Shares"), plus (ii) the total number of shares of PCI Common Stock issuable upon exercise of warrants or options, or upon exchange or conversion of convertible instruments (regardless of whether they were on July 1 or are at the Effective Time of the Merger "in the money") as set forth on Schedule 2.5(a) ("July 1 Derivatives"), and excluding (y) all treasury shares, and (z) all other shares, rights to acquire shares or other issuance commitments for shares of PCI Common Stock that are not July 1 Shares or July 1 Derivatives, was 27,840,219 (the "PCI Share Base"). The maximum value of Nextel Common Stock to be issued hereunder at the Effective Time of the Merger with respect to (a) the PCI Share

Base (without adjustment for any instrument that may have expired without exercise, exchange or conversion into PCI Common Stock), and (b) any PCI Common Stock, or options, warrants, convertible or exchangeable instruments or other commitments to issue PCI Common Stock outstanding at the Effective Time of the Merger that are not July 1 Shares or July 1 Derivatives (such additional PCI Common Stock or issuance commitments, the "Dilutive PCI Common Equivalents"; and together with the PCI Share Base (without adjustment for any instrument that may have expired without exercise, exchange or conversion into PCI Common Stock), the "Actual PCI Common Equivalents") shall be $170,000,000 (the "Basic Value Cap"). The maximum number of shares of Nextel Common Stock to be issued hereunder at the Effective Time of the Merger shall be 8,782,403, subject to adjustment only in the event Nextel elects to deliver additional shares to avert a termination of this Agreement pursuant to Section 1.10, or for changes to the capitalization of Nextel pursuant to Section 1.12.

     1.2 Value Cap Adjusted for Channels Not Delivered. (a) If at the time of the Closing (as defined herein) the number of Channels Delivered by PCI is (i) less than 95% of the number of Channels set forth on Schedule 1.2 in any metropolitan statistical area ("MSA") identified on Schedule 1.2 (each such MSA, a "Shortfall Market"), or (ii) fewer than 3,000 Channels with regard to the market areas not listed on Schedule 1.2 (each such Channel, a "Non-core Market Channel"), then (A) for each Shortfall Market the Channel value set forth on Schedule 1.2 for that Shortfall Market shall be multiplied by the difference between the number of Channels set forth on Schedule 1.2 for that Shortfall Market minus the number of Channels Delivered in that Shortfall Market and (B) except as provided in Section 1.2(b)(iii), for the Non-core Market Channels, the shortfall, if any, between 3,000 and the number of Non-core Market Channels Delivered shall be multiplied by $3,000 (the product of each calculation, a "Market Adjustment"). The sum of all such Market Adjustments shall be subtracted from the Basic Value Cap.

          (b) If the FCC (as defined herein) responds to PCI's filings for rejustification of its extended implementation authority by granting PCI less than twenty four (24) months from the date of such FCC response to construct any Channel that had extended implementation authority (an "Unfavorable FCC Response") then (i) each extended implementation channel identified on Schedule
2.27 ("Extended Implementation Channel") that received an Unfavorable FCC Response and is located within 25 miles of an MSA will be deemed constructed as required by clause 1.2(d)(iii) for purposes of determining whether such Extended Implementation Channels are Delivered, and if all other criteria set forth in Section 1.2(d) for that Channel to be Delivered have been met, such Extended Implementation Channel (the "Qualifying Extended Implementation Channel") will be counted toward the Channel targets set forth on Schedule 1.2(a), provided, however, that the total number of Qualifying Extended Implementation Channels in any MSA shall not exceed the number of Extended Implementation Channels for such MSA identified on Schedule 1.2, (ii) an amount equal to the lesser of (A) $3,000,000, or (B) the product of $3,658 multiplied by the number of Extended Implementation Channels receiving an Unfavorable FCC Response, will be subtracted from the Basic Value Cap, and (iii) the target for Non-core Market Channels shall be reduced from 3,000 to 1,800 and the shortfall, if any, between 1,800 and the number of Non-core Market Channels Delivered shall be multiplied by $5,000 to determine the Market Adjustment, if any, for the Non-core Market Channels.

          (c) If the FCC responds to PCI's filings for rejustification of its extended implementation authority by granting PCI twenty-four (24) months or more from the date of such response to construct any Extended Implementation Channel, that Extended Implementation Channel will be deemed constructed as required by clause 1.2(d)(iii) for purposes of determining whether such Extended Implementation Channel is Delivered regardless of when the date of the Closing occurs, so long as any postponements of the date of the Closing are not caused by the action or inaction of PCI.

          (d) A "Channel" shall be "Delivered" by PCI if at the Effective Time of the Merger: (i) the FCC license for such channel has been granted to PCI or a PCI Subsidiary by a Final Order (as defined herein); (ii) there is a Final Order approving a transfer of control of that license to Nextel; (iii) if unconstructed or deconstructed, there are at least 180 days remaining before the construction or reconstruction deadline applicable to that channel; (iv) in the case of a channel counted towards or applicable to an MSA market target, such channel is located within 25 miles of the core of the applicable MSA, except as otherwise provided on
Schedule 1.2; (v) in the case of a channel counted towards or applicable to an MSA market target, there is no co-channel license located within 55 miles of the channel, except for co-channel licenses that are PCI, PCI Subsidiaries, or licenses controlled by Nextel, except as otherwise provided on Schedule 1.2;
(vi) the channel is either (x) a land mobile 800 MHz frequency, being one of the 430 frequencies allocated for specialized mobile radio ("SMR"), or (y) a frequency in an MSA identified on Schedule 1.2 and allocated for public safety, industrial land transportation or business where the radio service classification has been converted to commercial service classification (i.e., YX or GX radio service type) or (z) a frequency in a Non-core Market allocated for public safety, industrial land transportation or business; (vii) the channel is granted pursuant to a primary license; (viii) in the case of a channel counted towards or applicable to an MSA market target, such channel is a discrete frequency within the applicable market and not subject to any cross border frequency sharing or channel coordination or similar arrangement, taking into account all frequencies deemed Delivered pursuant to this Agreement in that market; (ix) the license for or including the channel is not subject to
(A) any agreement to be sold to a third party, or (B) any option or right of first refusal in favor of any third party; (x) there is no contract right of any third party or FCC order otherwise encumbering or limiting the use of the license; (xi) no consideration is due to any person in connection with the channel; and (xii) the channel is not subject to any finders' preference action (other than the pending appeal of a favorable FCC ruling) or otherwise included within any proceeding commenced or assessed by a third party (other than Nextel) or any regulatory agency, including, without limitation, the FCC, that could result in a take-back, termination, cancellation or nonrenewal of the relevant licenses.

     1.3 Value Cap Adjusted for Negative Cash Flow. If Adjusted EBITDA Earnings for the period from April 1, 1996 to the last day of the calendar quarter most recently ended before the Effective Time of the Merger is negative, that amount shall be annualized (i.e. adjusted) to equal the loss that PCI would have experienced in a 12-month period at that rate of loss, and that annualized amount shall be subtracted from the Basic Value Cap. In the event the Effective Time of the Merger is more than one year from the date of the First Agreement, so long as any postponements of the date of the Closing are not caused by the action or inaction of PCI, there shall be no value cap adjustment pursuant to this Section 1.3. "Adjusted EBITDA Earnings" means PCI's earnings from continuing operations as shown on the unaudited consolidated financial statements that are prepared by PCI in the ordinary course of business consistent with past practice, (a) before interest expense, taxes, depreciation, amortization, other income and expense, all determined in accordance with past practices, to the extent consistent with GAAP (as herein defined), and (b) without reduction for reasonable accounting, legal, printing and financial advisory fees, special employee incentive bonuses (as agreed to by Nextel from time to time) and expenses associated with the Agreement and the transactions contemplated hereby (the "Transaction Costs") so long as the Transaction Costs in the aggregate for the period through and including the Closing (regardless whether GAAP would reflect them in that period) do not exceed $1,500,000, all determined in accordance with past practices, to the extent consistent with GAAP.

     1.4 Value Cap Adjusted for Negative Working Capital. (a) Based on the unaudited consolidated balance sheet of PCI as of the month-end preceding the Effective Time of the Merger prepared by PCI in the ordinary course of business, consistent with past practices, if the working capital (herein defined) of PCI is negative, the negative amount of such working capital shall be subtracted from the Basic Value Cap. The terms used in this Section shall have the meaning given to those terms in current use in the accounting profession in the United States under Generally Accepted Accounting Principles ("GAAP"). For the purposes of this Section, with the exceptions herein listed, working capital shall mean the result obtained by subtracting current liabilities from current assets.

          (b) For purposes of calculating working capital pursuant to this Section, (i) the long term portion of the long term debt of PCI shall be included in the current liabilities; (ii) all accounts and/or notes receivable from the five executive officers of PCI shall be excluded from the current assets; (iii) discounts on notes payable shall be excluded from the current liabilities (thus increasing current liabilities); (iv) both (A) the Transaction Costs that were paid on or before the period reflected on the balance sheet, and (B) the Transaction Costs that have not been paid on or before the period reflected on the balance sheet (regardless whether GAAP would reflect them as current liabilities as of that date) shall, up to an aggregate maximum for all amounts under this clause (iv) of $1,500,000, be excluded from the current liabilities; (v) all severance costs that have been incurred or are estimated to be incurred as a result of the Merger and change of control effected thereby shall be included in the current liabilities of PCI under the provisions of this Section (regardless whether GAAP would reflect them as current liabilities as of that date); (vi) any cash advanced by Nextel pursuant to Section 6.6 and any expenditures of those funds shall be excluded from either current assets or current liabilities, as applicable; and (vii) any cash that was received upon the exercise of any July 1 Derivatives (as those instruments were in effect on July 1, 1996) prior to the Effective Time of the Merger will be excluded from current assets.

     1.5 Value Cap Adjusted for Option/Warrant Exercise. If at the Effective Time of the Merger, PCI (on a consolidated basis) does not have cash in an amount equal to the aggregate exercise price or other consideration due upon exercise, exchange or conversion under the terms of the July 1 Derivatives (as those instruments were in effect on July 1, 1996) exercised prior to the Effective Time of the Merger, or has issued any shares of PCI

Common Stock in respect of any July 1 Derivatives in any cashless exercise transaction, the Basic Value Cap shall be reduced by the difference between the amount of cash that should have been received upon such exercise and the actual amount of cash received upon such exercise and held at the Effective Time of the Merger.

     1.6 Value Cap Adjusted for Severance Amounts. If the aggregate amount paid or to be paid or other value given to the five executives identified in
Section 5.6(b) as described therein whether pursuant to existing commitments or otherwise, excluding (i) bonuses earned in 1996 or debt forgiven in 1996 up to an aggregate of $222,871, and (ii) bonuses earned in 1997 up to 35% of the salary of each such executive as in effect on the date of the First Agreement, prorated through the date of the Closing, exceeds $1,260,000, then the amount of such excess shall be subtracted from the Basic Value Cap.

     1.6A Settlement with Castle Tower.    Prior to Closing, PCI shall enter
into a settlement and release agreement with Castle (as defined below) pursuant to which Castle shall settle and release all claims arising under the Castle Purchase Agreement (as defined below).

     1.7 Value Cap Adjusted if Closing Occurs After 1997. For purposes of the exchange ratio adjustments, if any, to be made pursuant to Sections 1.8 and 1.9, if the date of the Closing occurs after December 31, 1997, then, so long as any postponements of the date of the Closing are not caused by the action or inaction of PCI, any adjustments made to the Basic Value Cap pursuant to Sections 1.2, 1.4, 1.5 and 1.6 shall be reduced to equal one half of the adjustments otherwise calculated pursuant to those Sections.

     1.8 Asset Value and Dilution Adjustments to Exchange Ratio. If there are any reductions to the Basic Value Cap under Section 1.2, 1.3, 1.4, 1.5, 1.6 or
1.7 or if there are any Dilutive PCI Common Equivalents at the Effective Time of the Merger then, in lieu of the Basic Exchange Ratio set forth in Section 1.1, the exchange ratio shall equal:

          (i)       3.17; multiplied by

          (ii) the quotient of (A) the Basic Value Cap of $170,000,000, divided by (B) the Basic Value Cap minus the sum of any reductions pursuant to Sections 1.2, 1.3, 1.4, 1.5 and 1.6, or, if Section 1.7 is applicable, one-half of such sum (the "Adjusted Value Cap"); multiplied by

          (iii) the quotient of (Y) the Actual PCI Common Equivalents, divided by (Z) the PCI Share Base.

     1.9  Value Cap Adjustment.  If, at the Effective Time of the Merger:

           (a) (i) the PCI Share Base, or, if higher, (ii) the Actual PCI Common Equivalents; divided by

          (b)  (i) the Basic Exchange Ratio of 3.17 or, if Section 1.8 applies,
               (ii) the exchange ratio calculated under Section 1.8; multiplied by

          (c)  the Nextel Closing Price,

is greater than the lower of (y) the Basic Value Cap, or (z) the Adjusted Value Cap, then the exchange ratio shall be further adjusted to equal:

          (A) (i) the PCI Share Base, or, if higher, (ii) the Actual PCI Common Equivalents; multiplied by

          (B)  the Nextel Closing Price; divided by

          (C)  (i) the Basic Value Cap, or, if lower, (ii) the Adjusted Value
               Cap.

     1.10 Additional Consideration in Lieu of Termination. (a) If the Board of Directors of PCI has elected (as contemplated by Section 9.1(d)(iv)) to terminate this Agreement because the Nextel Closing Price on the day before the scheduled date of the Closing is less than $14.00, Nextel may elect to deliver shares of Nextel Common Stock with an aggregate value, based on the Nextel Closing Price on the day of the Closing equal to the product of (i) $14, multiplied by (ii) the total number of shares of Nextel Common Stock that would be issued or issuable with respect to Actual PCI Common Equivalents as otherwise determined under this Article I (the "Value Floor").

          (b) If Nextel makes the election contemplated by Section 1.10(a), then: (i) the termination election made by the PCI Board of Directors under
Section 9.1(d)(iv) shall be automatically rescinded and cancelled; (ii) the Merger shall proceed pursuant to this Agreement; and (iii) in lieu of the exchange ratio set forth in Section 1.1 or calculated and adjusted under Section 1.8 or 1.9, the Actual PCI Common Equivalents shall be converted into shares of Nextel Common Stock in the ratio that (i) Actual PCI Common Equivalents, bears to (ii) the quotient of the Value Floor divided by the Nextel Closing Price on the date of the Closing.

     1.11 Nextel Closing Price. As used in this Agreement, the "Nextel Closing Price" shall be the arithmetic average of the closing sales price for Nextel Common Stock on the Nasdaq National Market (the "Nasdaq NM") for the 20 trading days immediately preceding the date on which the Nextel Closing Price is to be determined.

     1.12 Other Adjustments. Nextel and PCI agree that in the event of any change in the terms of the authorized capital stock of Nextel (other than a change solely in the number of shares), or the declaration or payment of any share dividend or share distribution by Nextel to its stockholders, or any distribution of cash, property or securities by Nextel to its stockholders (other than regular quarterly cash dividends payable out of earnings), or any split, reclassification, recapitalization, subdivision or exchange in respect of the outstanding stock of Nextel, then appropriate adjustments shall be made to the number of shares of Nextel Common Stock issuable in the Merger, as set forth in Section 1.1, to place each of Nextel, NFC, and Merger Sub, PCI and the holders of PCI Common Stock in the same posture as if the Effective Time of the Merger had occurred immediately prior to the occurrence of the event giving rise to such adjustment. Further, Nextel and PCI agree that in the event of any change in the terms of the authorized capital stock of PCI, or any distribution of securities by PCI to its stockholders, or any split, reclassification, recapitalization, subdivision or exchange in respect of the outstanding stock of PCI, appropriate adjustments shall be made to place each of Nextel, Merger Sub, PCI and the holders of PCI Common Stock in the same posture as if the Effective Time of the Merger had occurred immediately prior to the occurrence of the event giving rise to such adjustment. No adjustment shall be made pursuant to the preceding sentence for redemptions, repurchases or other cancellation or retirement of outstanding shares of PCI Common Stock or rights to acquire shares of PCI Common Stock.

     1.13 Terms of the Merger. Upon the terms and subject to the conditions set forth herein, and in accordance with the General Corporation Law of the State of Delaware ("GCL"), as soon as practicable following the satisfaction (or, to the extent permitted, the waiver) of the conditions set forth in
Article VIII, Merger Sub and PCI shall cause a Certificate of Merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of Delaware as provided in Section 251 of the GCL. The Certificate of Merger shall provide that Merger Sub shall be merged with and into PCI (the "Merger"). Following the Merger, PCI shall continue as the surviving corporation (the "Surviving Corporation").

     1.14 Effective Time; Effects of the Merger. The Merger shall become effective when both (a) this Agreement shall be adopted and approved by the stockholders of PCI in accordance with the applicable provisions of the GCL and
(b) the Certificate of Merger, executed in accordance with the relevant provisions of the GCL, is filed with the Secretary of State of Delaware (the time the Merger becomes effective being referred to as the "Effective Time of the Merger"). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger: the separate existence of Merger Sub shall cease; the Surviving Corporation shall possess all assets and property of every description, and all interests therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of Merger Sub and PCI (the "Constituent Corporations"); all obligations belonging to or due each of the Constituent Corporations shall be vested in, and become the obligations of, the Surviving Corporation without further act or deed; title to any real estate or any interest therein vested in either of the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger; all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and the Surviving Corporation shall be liable for all of the obligations of each of the Constituent Corporations; and any claim existing, or action or proceeding pending, by or against either of the Constituent

Corporations may be prosecuted to judgment with right of appeal, as if the Merger had not taken place.

     1.15 Certificate of Incorporation and Bylaws. The Certificate of Incorporation of Merger Sub as in effect immediately preceding the Effective Time of the Merger shall constitute the Certificate of Incorporation of the Surviving Corporation (the "Certificate of Incorporation") within the meaning of the GCL Section 104. The By-Laws of Merger Sub as in effect immediately preceding the Effective Time of the Merger shall constitute the By-Laws of the Surviving Corporation (the "By-Laws") until amended in accordance with applicable law and the Certificate of Incorporation.

     1.16 Directors and Officers. The directors and officers of Merger Sub immediately prior to the Effective Time of the Merger shall be the directors and officers of the Surviving Corporation at the Effective Time of the Merger and shall hold office from the Effective Time of the Merger until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

     1.17 Exchange Agent. Prior to the Effective Time of the Merger, Nextel shall designate a bank or trust company to act as exchange agent in the Merger (the "Exchange Agent"). Prior to the Effective Time of the Merger, Nextel shall contribute to NFC the shares of Nextel Common Stock necessary to make payment for each share of the capital stock of PCI being converted by reason of the Merger. Immediately thereafter, NFC shall contribute such shares of Nextel Common Stock to Merger Sub and Merger Sub will immediately prior to or at the Effective Time of the Merger deliver to the Exchange Agent such shares of Nextel Common Stock.

     1.18 Surrender of Certificates and Delivery of Merger Consideration.

          (a) Promptly after the Effective Time of the Merger, Nextel shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time of the Merger represented outstanding shares of PCI Common Stock (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in form approved by Nextel and the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Nextel Common Stock and cash for fractional shares.
Upon surrender to the Exchange Agent of a Certificate or Certificates, together with a letter of transmittal duly executed (in the approved form), and such other documents as the Surviving Corporation or the Exchange Agent may reasonably request, a holder of a Certificate shall be entitled to receive in exchange therefor a portion of Nextel Common Stock as set forth in Section 1.1, as adjusted pursuant to this Article I (the "Merger Consideration").

          (b) The stock transfer books of PCI shall be closed at the Effective Time of the Merger and no transfer of capital stock of PCI outstanding prior to the Effective Time of the Merger shall be registered on the stock transfer books of the Surviving Corporation. If Nextel Common Stock is to be issued to a person other than the person in whose name the Certificates are registered, it shall be a condition of issuance that the Certificates surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay all transfer and other taxes required by reason of the receipt by a person other than the registered holder of the Certificates surrendered, or establish to the reasonable satisfaction of the Surviving Corporation or the Exchange Agent that such tax has been paid or is not applicable.

          (c) At any time following ninety days after the Effective Time of the Merger, Nextel shall be entitled to require the Exchange Agent to deliver to Nextel any Nextel Common Stock which had been made available to the Exchange Agent by or on behalf of Nextel or the Surviving Corporation and which has not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to Nextel (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Nextel Common Stock payable upon due surrender of their Certificates. Notwithstanding the foregoing, Nextel shall not be liable to a holder of Certificates for amounts delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws. Nextel shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of shares.

          (d) If any Certificates shall not have been surrendered prior to one year after the Effective Time of the Merger (or immediately prior to such earlier date on which any payment in respect thereof would otherwise escheat to or become the property of any governmental unit or agency), the payment in respect of such Certificates shall, to the extent permitted by applicable law, become the property of Nextel, free and clear of all claims of interest of any person previously entitled thereto.

          (e) Certificates, if and when presented to the Exchange Agent or the Surviving Corporation after the Effective Time of the Merger, shall be cancelled and exchanged for the consideration provided for, and in accordance with, the procedures set forth in this Section.

     1.19 No Fractional Shares. Notwithstanding any other provision of this Agreement (but subject to the final sentence of this Section 1.19), no fractional share of Nextel Common Stock or certificates or scrip therefor shall be issued as a result of the conversion of issued and outstanding capital stock of PCI into Nextel Common Stock, but in lieu of each fractional interest there shall be made a payment in cash therefor, without interest, at a pro rata price based on the Nextel Closing Price. The Surviving Corporation shall provide (or shall cause one or more of its Affiliates to provide) the Exchange Agent with sufficient cash to make such payments, and, thereafter, the Surviving Corporation shall cause the Exchange Agent to make such payments to the holders of Certificates in cash, without interest, on the surrender of their Certificates. Wherever in this Agreement it is contemplated that, in connection with the Merger, cash payment shall be made in lieu of fractional share interests to persons otherwise entitled to receive such fractional share interests, Nextel may (in its sole and absolute discretion) deliver to such persons a number of whole shares, determined by rounding up to the nearest whole share, and thereupon shall be relieved of any obligation hereunder to make cash payments to such persons in lieu of any fractional share interests.

     1.20 Rights of Holders of Certificates.

          (a) At the Effective Time of the Merger, the holders of Certificates for shares of capital stock of PCI (other than certificates representing shares held in PCI's treasury, which shall be automatically cancelled pursuant to the Merger) shall cease to have any rights as stockholders of PCI, and their sole rights shall pertain to the shares of Nextel Common Stock into which their shares of PCI capital stock shall have been converted by the Merger. After the Effective Time of the Merger, each holder of outstanding Certificates for shares of capital stock of PCI shall be entitled upon surrender of the same duly transmitted to the Exchange Agent to receive in exchange therefor certificates representing the number of whole shares of Nextel Common Stock into which such holder's shares of capital stock of PCI shall have been converted by the Merger, plus (if applicable) cash in lieu of fractional shares.

          (b) Pending surrender and exchange under this Agreement, a holder's Certificates for capital stock of PCI shall be deemed for all corporate purposes, other than the payment of dividends, to evidence the number of whole shares of Nextel Common Stock into which such shares have been converted by the Merger and, subject to the last sentence of Section 1.19, the right to receive cash for any fractional interests resulting therefrom. Subject to Section 1.18(d), unless and until any outstanding Certificates for shares of PCI capital stock are surrendered, no dividend (stock or cash) payable to holders of record of Nextel Common Stock as of any date subsequent to the Effective Time of the Merger shall be paid to the holder of any such Certificate, but upon such surrender of such Certificates there shall be paid to the record holder of the certificate for Nextel Common Stock issued in exchange therefor the amount of dividends, if any, but without interest, that have theretofore become payable subsequent to the Effective Time of the Merger with respect to the number of whole shares of Nextel Common Stock represented by the certificate issued upon such surrender and exchange.

     1.21 Assumption of Stock Options.

          (a) Schedules 2.5(a) and 2.5(b) set forth a list of each director and employee stock option outstanding on the date of the First Agreement, whether or not fully exercisable (collectively, the "PCI Stock Options"), to purchase PCI Common Stock heretofore granted or assumed by PCI pursuant to any stock option, stock purchase or similar plan adopted, assumed or maintained at any time by PCI, any of its controlled Affiliates or any of their respective predecessors in interest, including but not limited to the PCI 1993 Stock Option Plan, the PCI 1994

Non-Employee Director Stock Option Plan, the PCI 1996 Stock Option Plan, and the PCI 1996 Non-Employee Director Stock Option Plan, each as amended and in effect on the date of the First Agreement (collectively the "PCI Option Plans"). Schedules 2.5(a) and 2.5(b) also set forth with respect to each PCI Stock Option the option exercise price, the number of shares subject to the option, any related stock appreciation rights, the dates of grant, vesting, exercisability and expiration of the option and whether the option is an incentive stock option or a non-qualified stock option. All rights under the PCI Stock Options shall be treated as provided in this Section 1.21, and to the extent the terms of the PCI Option Plans and/or of any related agreements are inconsistent with the treatment to be accorded to the PCI Stock Options pursuant to this Section 1.21, then PCI shall cause the PCI Option Plans and/or any related agreements with affected participants to be amended, and all required third party, governmental and regulatory body consents or approvals to such amendments to be procured, such that all such inconsistencies shall be eliminated by the Effective Time of the Merger.

          (b) Each PCI Stock Option outstanding immediately prior to the Effective Time of the Merger shall be converted at the Effective Time of the Merger into an issued and outstanding option of Nextel in accordance with the terms of the PCI Option Plans, so that (i) from and after the Effective Time of the Merger, each such PCI Stock Option may be exercised only for shares of Nextel Common Stock notwithstanding any contrary provision of the PCI Option Plans or stock option agreements executed in connection therewith, (ii) each such PCI Stock Option shall at the Effective Time of the Merger become an option to purchase a number of shares of Nextel Common Stock equal to the quotient arrived at by dividing the number of shares of PCI Common Stock subject to such option immediately prior to the Effective Time, by the Basic Exchange Ratio, as adjusted pursuant to Article I ("Converted Nextel Shares"), and (iii) the exercise price per share of Nextel Common Stock at which each such PCI Stock Option is exercisable shall be the amount (rounded up to the next whole cent) arrived at by multiplying the exercise price per share of PCI Common Stock at which such PCI Stock Option is exercisable immediately prior to the Effective Time by the Basic Exchange Ratio, as adjusted pursuant to Article I (the "Converted Per Share Price"); provided, however, that, notwithstanding the foregoing, Nextel shall not issue or pay for any fractional share otherwise issuable upon any exercise by any holder of PCI Stock Options that are so converted, and provided further, however, that in the case of each PCI Stock Option which is an incentive stock option, the Basic Exchange Ratio shall be adjusted for such option, if necessary, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Code. All PCI Stock Options converted into issued and outstanding options of Nextel pursuant to the preceding sentence, except those PCI Stock Options held by directors who are not also employees or consultants of PCI or any of its subsidiaries, shall be so converted into issued and outstanding options under Nextel's Amended and Restated Incentive Equity Plan, as amended May 13, 1996 (the "Nextel Plan").

        (c) The Board of Directors of PCI and/or of the Surviving Corporation, as appropriate, shall take such action as may be required under the PCI Option Plans and the Compensation Committee of the Board of Directors of Nextel shall take such action as may be required under the Nextel Plan to effectuate the foregoing. Prior to the Effective Time of the Merger, Nextel shall reserve for issuance the number of shares of Nextel Common Stock necessary to satisfy the obligations of Nextel under this Section 1.21, and within five (5) business days after the Effective Time of the Merger, Nextel shall register such shares pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Prior to the Effective Time of the Merger, PCI, and thereafter the Surviving Corporation, as may be appropriate, shall take such actions as are necessary to effect the provisions of this Section 1.21 and to preserve for the holders of PCI Stock Options the benefits to be provided pursuant to this Section 1.21. Notwithstanding anything in this Section 1.21(c), neither PCI nor Nextel shall have any liability for failing to take (or to cause to be taken) actions in respect of any stock option plan or related agreement that would violate (in any material respect) the terms thereof or would be prohibited by applicable law.

     1.22 Warrants. At the Effective Time of the Merger, PCI's outstanding warrants (the "Warrants") to purchase shares of PCI Common Stock shall be assumed by Nextel. Each Warrant shall thereafter evidence a warrant to purchase the number of shares of Nextel Common Stock into which the number of shares of PCI Common Stock issuable pursuant to such Warrant would have been converted in the Merger at an exercise price per share equal to the amount (rounded up to the next whole cent) arrived at by dividing the aggregate exercise price under such Warrant by the number of shares of Nextel Common Stock purchasable thereunder, unless exchanged at the Closing for warrants of Nextel pursuant to agreements with the warrant holders as described in the Recitals or as contemplated by Section 5.4.

     ARTICLE II.    REPRESENTATIONS AND WARRANTIES OF PCI

     PCI represents and warrants to Nextel that:

     2.1  Corporate Organization.

          (a) PCI has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own or lease its properties and to conduct its business as it has been and is now being conducted. The copies of the Certificate of Incorporation of PCI, certified by the Secretary of the State of Delaware, and its By-Laws, certified by the Secretary of PCI, previously delivered by PCI to Nextel, are true, correct and complete.

          (b) The subsidiaries of PCI are listed on the Schedules with reference to this Section (collectively, the "Subsidiaries"). Each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, as set forth on the Schedules with reference to this Section and has the corporate power and authority to own or lease its properties and to conduct its business as it has been and is now being conducted. The copies of the Certificate of Incorporation of each Subsidiary, certified by the Secretary of State of the state of its incorporation, and its By-Laws, certified by such Subsidiary's Secretary, previously delivered by PCI to Nextel, are true, correct and complete.

          (c) PCI and each Subsidiary are duly licensed or qualified and in good standing as a foreign corporation in all jurisdictions identified on the Schedules with reference to this Section and such jurisdictions are the only ones in which their ownership of property or the character of their activities is such as to require them to be so licensed or qualified.

     2.2  Subsidiaries and Other Entities.

          (a) All the outstanding capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable. PCI owns all the issued and outstanding capital stock of each Subsidiary. Except as set forth on the Schedules with reference to this Section, PCI holds all the issued and outstanding capital stock of each Subsidiary free and clear of any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind. As of the Closing, PCI shall hold all the issued and outstanding capital stock of each Subsidiary free and clear of any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind.

          (b) There are no warrants, options, subscriptions, other convertible instruments, and no commitments, obligations, or agreement (whether firm or conditional) pursuant to which PCI or any Subsidiary is or may be obligated to issue, transfer, deliver or sell shares of capital stock of any Subsidiary or other securities of any Subsidiary.

          (c) Except for the Subsidiaries, and except as set forth in the Schedules with reference to this Section, none of PCI or the Subsidiaries has any direct or indirect subsidiaries, nor do any of them own, directly or indirectly, any partnership, equity, profit, participation or similar ownership interest in any corporations, partnerships, joint ventures, trusts, unincorporated organizations, associations or similar entities.

     2.3  Corporate Authorization.

          (a) The Board of Directors of PCI, by unanimous vote of all directors at a meeting duly called and held, has (i) determined that the Merger is fair to and in the best interests of the stockholders of PCI and (ii) resolved to submit this Agreement to and recommend approval of this Agreement by the stockholders of PCI.

          (b) PCI has all necessary corporate power and authority to enter into this Agreement and to perform all of the obligations to be performed by it hereunder. The execution, delivery and performance of this Agreement by PCI has been duly authorized by PCI, and, upon the execution and delivery hereof by, respectively, Nextel, NFC and Merger Sub, this Agreement will constitute the valid and legally binding obligations of PCI, enforceable against PCI in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally, by equitable principles of general applicability with respect to the availability of equitable remedies, or by public policies applicable to securities laws.

          (c) The Board of Directors of PCI received an opinion of Morgan Stanley & Co. Incorporated ("Morgan Stanley"), its financial advisor, at or before the Board meeting (prior to the approval vote) described in Section 2.3(a) above, to the effect that the consideration to be received by PCI's stockholders in the Merger is fair to the stockholders from a financial point of view. PCI has provided Nextel with a correct and complete copy of the engagement letter between Morgan Stanley and PCI.

     2.4 Capital Stock. The entire authorized capital stock of PCI consists solely of 50,000,000 shares of PCI Common Stock, of which 26,162,225 shares are issued and outstanding as of the date of the First Agreement, and 1,000,000 shares of preferred stock, par value $.01 per share, none of which are issued or outstanding. All of the outstanding shares of PCI Common Stock (and any shares issuable pursuant to presently outstanding options, if exercised and purchased at the applicable exercise price) were duly authorized and will be, when issued and the option price paid (if applicable), validly issued, fully paid and nonassessable. Except as set forth in the Schedules with reference to this Section, none of the capital stock or other securities of PCI is entitled or subject to preemptive rights or registration rights. Other than the requisite vote of PCI stockholders to consummate the Merger, the authorization or consent of no person is required in order to consummate the transactions contemplated herein by virtue of any such person having an equitable or beneficial interest in the PCI Common Stock. Except as set forth on the Schedules with reference to this Section, there are not now, and at the Effective Time of the Merger there will not be, any voting trusts or other agreements or understandings to which PCI is a party or is bound with respect to the voting of PCI Common Stock. To the knowledge of PCI, all outstanding shares of PCI Common Stock were offered, sold and issued in compliance with all applicable laws and regulations.

     2.5 Options. (a) PCI has set forth on the Schedules with reference to this Section all warrants, options, subscriptions and other convertible instruments or agreements pursuant to which PCI was obligated as of July 1, 1996 to issue, transfer, deliver or sell shares of PCI Common Stock and the exercise or purchase price of each such warrant, option, subscription, convertible instrument or agreement. Except as set forth in the Schedules with reference to this Section, as of July 1, 1996, no options or warrants to purchase shares of PCI Common Stock have ever been granted, except for employee options that have been exercised or have terminated without exercise prior to July 1, 1996, pursuant to the terms of the respective PCI Option Plans. Except as set forth in the Schedules with reference to this Section, as of July 1, 1996, there were no commitments or obligations of PCI, either firm or conditional, to issue, deliver or sell, whether under offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, conversion rights or otherwise, any authorized but unissued shares, or treasury shares, of PCI Common Stock or other securities of PCI.

          (b) PCI has set forth on the Schedules with reference to this Section all warrants, options, subscriptions and other convertible instruments or agreements pursuant to which PCI was or is obligated as of July 1, 1996, as of the date hereof, and as of the Closing to issue, transfer, deliver or sell shares of PCI Common Stock, which are not set forth on Schedule 2.5(a). Additionally, set forth on such Schedule with reference to this Section are the exercise or purchase price of each warrant, option, subscription, convertible instrument or agreement set forth thereon.

     2.6 Compliance with Laws. Except for matters that individually and in the aggregate will not have a material adverse effect on the business, financial condition, results of operations, liabilities or assets of PCI and its Subsidiaries, taken as a whole, and that will not impair PCI's ability to perform, in any material respect, its obligations under this Agreement or any other document or instrument to which PCI is a party in connection with the transactions contemplated herein, or as set forth in the Schedules with reference to this Section, to the knowledge of PCI, (i) neither PCI nor any Subsidiary is currently in violation (nor is any of them currently liable or otherwise currently responsible with respect to prior violations) of any statute, law or regulation applicable to any of their presently or formerly owned properties or to the conduct of their current or past businesses; (ii) none of the processes followed, results obtained, services provided or products made, modified or installed by any of them (in the ordinary course of their businesses or otherwise), or by any managers with respect to SMR Licenses (as defined herein) held by any of PCI or its Subsidiaries (pursuant to Third Party Management Agreements (as defined herein) or otherwise) or by PCI or its Subsidiaries in the management or operation of SMR Licenses managed by any of them (pursuant to PCI Management Agreements or otherwise), violate any statute, law or regulation applicable thereto; (iii) none of (a) the businesses of PCI or any Subsidiary, (b) the processes, results, services or products performed, sold or otherwise made available by PCI or any Subsidiary, (c) the processes, results, services or products performed, sold or otherwise made available by any manager with respect to SMR Licenses held by PCI or any Subsidiary (pursuant to Third Party Management Agreements or otherwise) or (d) the processes, results, services or products performed, sold or otherwise made available by PCI or any Subsidiary in the management or operation of SMR Licenses managed by any of them (pursuant to PCI Management Agreements or otherwise) violates any applicable law or regulation relating to air, water or noise pollution or employee health and safety or the production, storage, labeling, transportation or disposition of solid waste or hazardous or toxic substances; (iv) PCI, its Subsidiaries, each of the managers with respect to SMR Licenses held by PCI or a Subsidiary, and PCI and its Subsidiaries in their capacities as managers under PCI Management Agreements, has each timely obtained all licenses and permits and timely filed all reports required to be filed under any such applicable laws or regulations; (v) neither PCI, its Subsidiaries nor any other person has stored, dumped or otherwise disposed of any chemical substances, including any "Hazardous Substances," "Pollutants" or "Contaminants" (as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA")) on, beneath or about any of the properties of PCI or its Subsidiaries; (vi) none of PCI, its Subsidiaries or any of their respective managers (with respect to SMR Licenses held by PCI or a Subsidiary) has received written notice that it is a "potentially responsible party" under any environmental law or of any violation of any environmental, zoning or other land use ordinance, law or regulation relating to the operation of its or their businesses, or to any of the processes followed, results obtained, services provided or products made, modified or installed (in the ordinary course of its or their businesses or otherwise), including, but not limited to, the Toxic Substances Control Act of 1976, as amended, the Resource Conservation Recovery Act of 1976, as amended, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, CERCLA or the Occupational Safety and Health Act of 1970, as amended, nor are PCI and any Subsidiary aware of any such violation. PCI has listed in the Schedules with reference to this Section all environmental reports known to PCI or its Subsidiaries relating to any owned or leased real property of PCI or its Subsidiaries and has previously delivered to Nextel a true, correct and complete copy of each report so listed.

     2.7 No Conflict. Except as set forth in the Schedules with reference to this Section and subject to the adoption and approval of this Agreement by the stockholders of PCI, the execution and delivery of this Agreement by PCI and the consummation of the transactions contemplated hereby do not, and will not constitute an event which, after notice or lapse of time or both would (a) violate any provision of, or result in the breach of, or accelerate or permit the acceleration of the performance required by: (i) the terms of, any applicable law, rule or regulation of any governmental body, except where any such violation, breach, acceleration, termination or creation, individually or in the aggregate, would not have a material adverse effect upon the business, financial condition, results of operation, liabilities or assets of PCI and the Subsidiaries, taken as a whole, and would not impair PCI's ability to perform, in any material respect, its obligations under this Agreement or any other document or instrument to which PCI is a party in connection with the transactions contemplated herein, (ii) the Certificate of Incorporation or By-Laws of PCI or any Subsidiary; (iii) any indenture, material agreement, or other material instrument to which PCI or any Subsidiary is a party or by which PCI or any Subsidiary may be bound; or (iv) any order, judgment or decree applicable to any of them, except where any such violation, breach, acceleration, termination, creation or order, individually or in the aggregate, would not have a material adverse effect upon the business, financial condition, results of operation, liabilities or assets of PCI and the Subsidiaries, taken as a whole, and would not impair PCI's ability to perform, in any material respect, its obligations under this Agreement or any other document or instrument to which PCI is a party in connection with the transactions contemplated herein, or (b) terminate or result in the termination of any indenture, material agreement or other material instrument, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of PCI or any Subsidiary under any agreement to which any of them is a party, except where any such violation, breach, acceleration, termination or creation, individually or in the aggregate, would not have a material adverse effect upon the business, financial condition, results of operation, liabilities or assets of PCI and the Subsidiaries, taken as a whole, and would not impair PCI's ability to perform, in any material respect, its obligations under this Agreement or any other document or instrument to which PCI is a party in connection with the transactions contemplated herein.

     2.8 Litigation. Except as set forth in the Schedules with reference to this Section, there are no actions, suits, proceedings, claims or investigations formally instituted and pending or, to the knowledge of PCI and its Subsidiaries, threatened against or specifically affecting PCI or any

Subsidiary or involving any of their properties or assets, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitration panel or alternative dispute resolution body, except where the outcome of any such actions, suits, proceedings, claims or investigations, individually or in the aggregate, would not have a material adverse effect upon the business, financial condition, results of operation, liabilities or assets of PCI and the Subsidiaries, taken as a whole, and would not impair PCI's ability to perform, in any material respect, its obligations under this Agreement or any other document or instrument to which PCI is a party in connection with the transactions contemplated herein. Except as set forth in such Schedule, neither PCI nor any Subsidiary is subject to or is in default under, any order, writ, injunction or decree of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any arbitration panel or alternative dispute resolution body.

     2.9 Insurance. Set forth in the Schedules with reference to this Section is a list of (a) all insurance policies held by PCI or any Subsidiary (indicating the insurer, type, amount and term of coverage, deductible, description of vehicles, latest property insurable values by location (100% replacement value), workers' compensation payroll (separately for clerical, sales and technical employees), and additional named insureds with respect to each such policy); and (b) to the knowledge of PCI, all claims pending under any of such insurance policies. Except as set forth in such Schedule, all of these policies are in full force and effect and all premiums due thereon have been paid or accrued and there are no retroactive experience-based premium adjustment features in any policy.

     2.10 Intellectual Property. Except for the name of PCI and except as set forth in the Schedules with reference to this Section, to the knowledge of PCI, there are no patents or patent applications; trademarks, service marks, trade dress, trade names, corporate names or any applications to register any of the foregoing marks or names; copyrights or copyright registrations; or any licenses, other than software licenses acquired solely through the purchase of the underlying software, to or from third parties with respect to any of the foregoing (including, without limiting the generality of the foregoing, all computer software, data and documentation) relating to PCI's or the Subsidiaries' business as now conducted or as presently proposed to be conducted. To the knowledge of PCI, except as set forth in the Schedules with reference to this Section, (i) neither of PCI nor any Subsidiary has infringed, misappropriated or otherwise conflicted with any proprietary rights of any third parties; (ii) PCI is not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of PCI's or the Subsidiaries' business as now conducted or as presently proposed to be conducted; and (iii) neither PCI nor any Subsidiary has received any notices of any infringement or misappropriation from any third party.

     2.11 Assets. PCI has delivered to Nextel a Schedule (which makes reference to this Section) that lists all fixed capital assets owned by PCI (including, without limitation, all repeater and ancillary equipment necessary for the operation of the business of PCI, all assets located at each site, all office equipment and furniture owned by PCI and all other material tangible assets owned by PCI) (the "Asset List"). The assets on the Asset List include substantially all of the tangible assets presently used by PCI in the conduct of its business in Arizona, California, Colorado, New Mexico, North Dakota, Oklahoma, South Dakota and Texas (collectively, the "States").

     2.12 Financial Statements. PCI has previously delivered to Nextel the following financial statements (including any notes thereto), all of which have been prepared in accordance with GAAP consistently applied throughout the periods involved and present fairly in all material respects the consolidated financial position of PCI and its Subsidiaries, at the dates stated in such financial statements and the results of their operations for the periods stated therein (subject in the case of the financial statements referenced in paragraph (b) to the absence of notes and to normal year-end adjustments):

          (a) a Consolidated Balance Sheet at December 31, 1995, and a Consolidated Statement of Operations, Statement of Stockholders' Equity and Consolidated Statement of Cash Flows for the year ended December 31, 1995 which have been audited by and that are accompanied by the report of KPMG Peat Marwick LLP; and

          (b) a Consolidated Balance Sheet at June 30, 1996 and a Consolidated Statement of Operations, and a Consolidated Statement of Cash Flows for the six months ended June 30, 1996.

     2.13 Liabilities. PCI and its Subsidiaries do not have any liability or obligation, secured or unsecured (whether accrued, absolute, contingent or otherwise), except:

              (i) trade payables and accrued expenses incurred in the ordinary course of business and consistent with past practices for which the stated due date has not passed ("Current Payables");

              (ii) those liabilities or obligations (for which the stated due date has not passed) relating to operating contracts or leases entered into in the ordinary course of business consistent with past practice;

              (iii) liabilities and obligations of the type shown on PCI's balance sheet at June 30, 1996 that was previously delivered to Nextel (the "June 30 Balance Sheet") and any increase in the amount of such liabilities after June 30, 1996 was either (1) consented to in writing by Nextel, or (2) incurred by PCI or any Subsidiary in the ordinary course of business after such date;

              (iv)  the Transaction Costs which shall not exceed $1,500,000; and

              (v) other liabilities or obligations that do not exceed $10,000 individually and do not exceed $100,000 in the aggregate or that are set forth in the Schedules with reference to this Section specifically identified and agreed to by Nextel as Permitted Liabilities for purposes of this Agreement (and, to the extent reasonably ascertainable, have been identified by type, source and dollar amount) (the liabilities and obligations described in this clause and clauses (i) through (iv) above, collectively, the "Permitted Liabilities").

     2.14 Transactions Not in the Ordinary Course. Except as set forth on the Schedules with reference to this Section, since July 1, 1996 until the date of the First Agreement neither PCI nor any Subsidiary has (a) incurred any liability or obligation not in the ordinary course of business or entered into any transaction other than in the ordinary course of business the value of which did not exceed $10,000 individually and did not exceed $100,000 in the aggregate; (b) declared or made any payment or distribution to stockholders or other holders of equity or other similar ownership or participation interests, including stock splits, stock dividends and profit distributions, or purchased or redeemed any shares or other equity or other similar ownership or participation interests except as provided for in this Agreement; (c) mortgaged, pledged or subjected to lien, charge or any other encumbrance, any of its assets, tangible or intangible; (d) sold or transferred, or agreed to sell or transfer, or acquired or agreed to acquire any SMR Licenses; (e) sold or transferred any of its other assets, tangible or intangible, the value of which did not exceed $10,000 individually and did not exceed $100,000 in the aggregate except, in each case, in the ordinary course of business; (f) cancelled any debts or claims except in each case in the ordinary course of business; (g) increased the rate of compensation of any officer or of any employee receiving (giving effect to such increase) more than $50,000 per annum or paid or declared any bonus (excluding fixed-formula compensation incentive payments such as may be paid to certain sales employees from time to time), except as set forth in the Schedules with reference to this Section; (h) agreed to or amended or instituted any employment contract, bonus plan, stock option plan, profit sharing plan, pension plan, retirement plan or other similar arrangement or plan, except as set forth in the Schedules with reference to this Section.

     2.15 Capital Projects.  Set forth in the Schedules with reference to this
Section is a description of all capital projects currently committed for or authorized by PCI for (i) SMR Systems (as defined herein) and (ii) all other capital projects involving the expenditure of more than $50,000 in any single case or more than $200,000 in the aggregate.

     2.16 Taxes. Except as set forth in the Schedules with reference to this Section, the Subsidiaries have been included in a consolidated Federal income tax return filed by PCI. Except as set forth in the Schedules with reference to this Section, (i) PCI, on behalf of itself and its Subsidiaries (collectively, "PCI/PCI Subs"), has accurately prepared and has duly and timely filed with all appropriate Federal, foreign, state and local governmental agencies, all tax returns and reports required to be filed by it; (ii) all taxes owed or withheld, or which may be claimed to be owed or required to be withheld, to or for the benefit of any governmental agency for or with respect to the periods covered by such returns and reports or with respect to any period (or portions thereof) ending at or before the Closing, and all interest, penalties, assessments and deficiencies connected therewith, have been or will be timely paid in full or provided for in full; (iii) PCI/PCI Subs has not executed or filed with any taxing authority any agreement extending the period for assessment or collection of any taxes; (iv) PCI/PCI Subs is not a party to any pending audit, inquiry, action or proceeding, nor has PCI/PCI Subs been notified of the inception of any such audit, inquiry, action or proceeding by any Federal, foreign, state or local governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality for the assessment or collection of taxes; (v) no deficiency or assessment notices or reports or statements of tax due have been received by PCI/PCI Subs in respect of any of its tax returns; and (vi) to the best of PCI's knowledge, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will have no material effect upon the tax treatment of any previously consummated transaction in which PCI acquired all or any part of the assets or capital stock of another entity.

     2.17 Bank Accounts; Employees. Set forth in the Schedules with reference to this Section is a complete list of (a) all banks in which PCI or any Subsidiary has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto; (b) the current fixed annual rate of compensation (plus total cash compensation broken down between fixed and bonus components for fiscal year 1995) as of the date of such list for each of the five (5) then highest paid employees of PCI and each Subsidiary for the current fiscal year and a summary of the basis on which each such person is compensated if such basis is other than exclusively a fixed salary rate; (c) the names of all persons holding powers of attorney from PCI and each Subsidiary and a summary statement of the terms thereof; and (d) the name of each person who is an "affiliate" of PCI for purposes of Rule 145 under the Securities Act.

     2.18 Real Estate. The Schedules with reference to this Section list all real estate, real estate options and leaseholds owned or held by PCI or any Subsidiary. Except for matters that individually and in the aggregate will not have a material adverse effect on the business, financial condition, results of operations, liabilities or assets of PCI and its Subsidiaries, taken as a whole, and that will not impair PCI's or the Subsidiaries' ability to perform, in any material respect, its or their obligations under this Agreement or any other document or instrument to which PCI or a Subsidiary is a party in connection with the transactions contemplated herein, or as set forth on the Schedules with reference to this Section, there are no title defects, issues of validity or enforceability, deficiencies in rights of possession or use or similar matters relating to or affecting any real estate owned or leased, or which is subject to an option to buy, sell or lease, of or by PCI or any Subsidiary.

Except for Permitted Liens (as defined herein), for matters that individually and in the aggregate will not have a material adverse effect on the business, financial condition, results of operations, liabilities or assets of PCI and its Subsidiaries, taken as a whole, and that will not impair PCI's or the Subsidiaries' ability to perform, in any material respect, its or their obligations under this Agreement or any other document or instrument to which PCI or a Subsidiary is a party in connection with the transactions contemplated herein, or as set forth in the Schedules with reference to this Section, PCI or a Subsidiary, as the case may be, has good and marketable title in fee simple to all real estate owned by it and good leasehold interests in all of its leaseholds, none of which interests will be materially and adversely affected by the transactions contemplated hereby, and each lease with an initial term of more than one year is, to the knowledge of PCI and its Subsidiaries, enforceable against the lessor thereunder and PCI or its Subsidiary, as the case may be, enjoys quiet possession of all leaseholds.

     2.19 Title to Properties. Except for matters that individually and in the aggregate will not have a material adverse effect on the business, financial condition, results of operations, liabilities or assets of PCI and its Subsidiaries, taken as a whole, and that will not impair PCI's or the Subsidiaries' ability to perform, in any material respect, its or their obligations under this Agreement or any other document or instrument to which PCI or a Subsidiary is a party in connection with the transactions contemplated herein, or as set forth on the

Schedules with reference to this Section, each of PCI and its Subsidiaries has good title to all of its personal properties and assets, tangible and intangible (including, without limitation, those on the Asset List). Except for liens or encumbrances set forth in the Schedules with reference to this Section (which identifies those that will be removed prior to the Closing), none of such properties or assets is subject to any lien or encumbrance other than (a) any liens securing Current Payables, (b) any liens or encumbrances connected with operating leases entered into in the ordinary course of business consistent with past practice, (c) such other encumbrances that do not secure indebtedness and do not materially detract from the value of, or interfere with the present or future use of, the property subject thereto and affected thereby or otherwise materially impair the business, financial condition, results of operations or operations of PCI and its Subsidiaries, taken as a whole, or (d) as otherwise disclosed to and approved by Nextel in writing (collectively, "Permitted Liens").

     2.20 Contracts. Except as set forth in the Schedules with reference to this Section, neither PCI nor any Subsidiary (nor any of their properties) is a party to or bound by any (a) agreement or other arrangement not made in the ordinary course of business, involving payments or receipts in excess of $25,000 individually or more than $100,000 in the aggregate; (b) employment or consulting contract; (c) contract with any labor union; (d) employee bonus, pension, profit-sharing, retirement, stock purchase or other benefit or welfare plan or agreement; (e) lease or management agreement relating to the use or operation of an SMR Channel; (f) other lease with respect to real or personal property, whether as lessor or lessee, involving lease payments in excess of $50,000 per annum or $200,000 in the aggregate; (g) contract or commitment for the purchase of raw materials or supplies or the sale of products involving more than $50,000 per annum or $200,000 in the aggregate; (h) indenture, agreement, note, mortgage, guaranty or other writing which evidences or relates to any loan of money to, or indebtedness for money borrowed by, PCI or any Subsidiary; (i) license agreement or other contract or agreement relating to patents, trademarks, trade names, techniques or copyrights or applications for any thereof, inventions, trade secrets or other proprietary know-how or technical assistance; (j) any loan to officers, directors or employees of PCI or any Subsidiary (all of which loans will be repaid in full by the Closing); or (k) any agreement relating to any direct or indirect acquisition of SMR Licenses in the case of any of the foregoing, whether written or oral (and, in the case of oral commitments, with PCI providing an accurate written summary of all material terms to Nextel). Except for matters that individually and in the aggregate will not have a material adverse effect on the business, financial condition, results of operations, liabilities or assets of PCI and its Subsidiaries, taken as a whole, and that will not impair PCI's or the Subsidiaries' ability to perform, in any material respect, its or their obligations under this Agreement or any other document or instrument to which PCI or a Subsidiary is a party in connection with the transactions contemplated herein, or as set forth in such Schedule, to the knowledge of PCI, neither PCI nor any Subsidiary, nor any other party thereto, is in default under the terms of any commitments described in Subsections (a) through (k) of this Section.

     2.21 Compliance with Securities Laws. PCI has complied with all applicable Federal and state securities laws and regulations with regard to the registration, offer and sale of the PCI Common Stock registered under the shelf registration statement on Form S-4 (Registration No. 33-83810).

     2.22 Brokers. Except for fees paid to Morgan Stanley, neither PCI nor any Subsidiary has directly or indirectly dealt with anyone acting in the capacity of a finder or broker and none of them has incurred nor will they incur any obligation for any finder's or broker's fee or commission in connection with this Agreement or the Merger.

     2.23 Special Liabilities; Warranties. Except for matters that individually and in the aggregate will not have a material adverse effect on the business, financial condition, results of operations, liabilities, or assets of PCI and its Subsidiaries, taken as a whole, and that will not impair PCI's or its Subsidiaries' ability to perform, in any material respect, its or their obligations under this Agreement or any other document or instrument to which PCI or a Subsidiary is a party in connection with the transactions contemplated herein, or as set forth on the Schedules with reference to this Section, (i) neither PCI nor any Subsidiary has any liability under any contracts under which the consideration to be paid or received by PCI or a Subsidiary is determined in whole or in part based on profits or operating results, nor are there any contingent payments owing to any person in connection with the acquisition of any business, entity, frequency or channel by PCI or a Subsidiary; (ii) neither PCI nor any Subsidiary has extended any warranties to their respective customers, except those that each of them is authorized to extend on behalf of product manufacturers; (iii) neither PCI nor any Subsidiary is now subject to any outstanding, pending or, to the knowledge of PCI, threatened claims based on warranty coverage; and (iv) there are no pending or threatened claims by any manufacturer or vendor of equipment to disallow or invalidate manufacturers' warranty coverage.

     2.24 Employee Benefit Matters. Except as set forth on the Schedules with reference to any particular subsection of this Section, to the knowledge of
PCI:

          (a) PCI does not have and never has had any obligation to contribute to any "multiemployer plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any "multiple employer plan" described in Section 210(a) of ERISA or Section 413(c) of the Code. PCI does not maintain, contribute to, or have any liability under or with respect to any plan or arrangement, whether or not terminated, which provides or provided medical, health, life insurance of other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under

Section 4980B of the Code or as required under applicable state law). PCI does not maintain, contribute to or have any liability under or with respect to any employee plan which is a "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated. PCI does not maintain, contribute to or have any liability under or with respect to any employee plan which is a "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated.

          (b) PCI does not maintain, contribute to or have any liability under or with respect to any plan or arrangement providing benefits to current or former employees or directors, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated (any such plan or arrangement, an "Employee Plan"). For purposes of this Section 2.24, "PCI" includes all organizations that now are or that have been, within the past six years, under common control with PCI pursuant to Section 414(b) or (c) of the Code. PCI previously has delivered to Nextel true, complete and correct copies of each of the Employee Plans, including all amendments thereto, and any other documents or other instruments relating thereto reasonably requested by Nextel.

          (c) All Employee Plans are being, and have been, maintained, operated and administered in all material respects in accordance with their respective terms and in compliance with all applicable laws.

          (d) No Employee Plan is funded through a "welfare benefit fund" as defined in Section 419(e) of the Code.

          (e) There have been no prohibited transactions or breaches of any of the duties imposed on "fiduciaries" (within the meaning of Section 3(21) of ERISA) by ERISA with respect to any Employee Plan that could reasonably be expected to result in PCI or any Subsidiary becoming liable directly or indirectly (by indemnification or otherwise) for any material excise tax, penalty or other liability under ERISA or the Code.

          (f) There are no actions or claims pending or, to the knowledge of PCI or any Subsidiary, threatened, with respect to any Employee Plan (other than routine claims for benefits), and there are no investigations or audits of any Employee Plan by any governmental authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any liability of PCI and its Subsidiaries that has not been fully discharged.

          (g)  All (i) insurance premiums required to be paid with respect to,
(ii) benefits, expenses, and other amounts due and payable under, and (iii) contributions, transfers, or payments required to be made to, any Employee Plan have been paid. With respect to any insurance policy providing funding for benefits under any Employee Plan, (x) there is no liability of PCI and its Subsidiaries, in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated on the date hereof, and (y) no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of PCI and its Subsidiaries, no such proceedings with respect to any insurer are imminent.

          (h)  Each Employee Plan that is a group health plan subject to
Section 4980B of the Code (or which was subject to Section 162(k) of the Code) has been operated in material compliance with the continuation coverage requirements of Section 4980B of the Code and Section 162(k) of the Code, as applicable, and Part 6 of Subtitle B of Title I of ERISA.

          (i) Each Employee Plan that is subject to Section 1862(b)(1) of the Social Security Act has been operated in compliance with the secondary payer requirements of Section 1862(b)(1) of such Act.

          (j) The execution, delivery and performance of this Agreement will not, solely in and of itself, (i) constitute a stated triggering event under any Employee Plan that will result in any payment (whether of severance pay or otherwise) becoming due from PCI or any Subsidiary to any present or former officer, employee, director, shareholder or consultant, or former employee (or dependents of any thereof), or (ii) accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, director, shareholder or consultant of PCI or any Subsidiary.

          (k) Neither PCI nor any Subsidiary has agreed or committed to make any amendments to any of the Employee Plans not already embodied in the documents comprising any such Employee Plan, other than any amendments required by law.

          (l) All contributions, transfers, and payments by PCI or any Subsidiary in respect of any Employee Plan have been or are fully deductible under the Code.

          (m) PCI's financial statements at and for the six months ended June 30, 1996 contain and, at and for the period ending on the Closing, will contain adequate accruals for (i) bonuses, sales commissions and vacation pay earned but not received as of such dates and (ii) incurred or continuing but unpaid claims under Employee Plans not funded by insurance.

          (n) No Employee Plan provides benefits to any individual who is not a current or former employee of PCI or a Subsidiary, or the dependents or other beneficiaries of any such individual.

          (o) Except as set forth on Schedule 2.24(o), no "excess parachute payments" within the meaning of Section 280G of the Code will be made in connection with or as a result of the Merger (without regard to whether any such payment might be reasonable compensation for personal services performed or to be performed in the future).

     2.25 Materially Correct. Article II of this Agreement together with the Schedules referenced herein does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the disclosures contained therein in the light of the circumstances under which they are made, not misleading.

     2.26 Information. PCI has made available to Nextel each registration statement, schedule, report, proxy statement or information statement it has filed with the Securities and Exchange Commission (the "SEC") since January 1, 1994, including, without limitation, (a) PCI's Annual Report on Form 10-K for the years ended December 31, 1994 and December 31, 1995, including all documents incorporated by reference therein, and (b) PCI's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 and any Report on Form 8-K filed since December 31, 1995 (collectively, the "PCI Reports"). The PCI Reports, taken as a whole and taken together with information previously furnished by PCI to Nextel, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As used in this Section 2.26, "material" means material to the business, financial condition, results of operations, liabilities or assets of PCI and its Subsidiaries taken as a whole. PCI has delivered to Nextel on or prior to the date of the First Agreement all private placement, confidential offering or similar memoranda and other offering or solicitation materials used at any time by PCI or anyone acting on its behalf in connection with any offer or sale of securities of PCI.

     2.27 Regulatory Matters.

          (a) Definitions. For purposes of this Agreement, the following terms shall have the indicated meanings:

               "FCC" shall mean the Federal Communications Commission or any successor thereto.

               "FCC License" shall mean any paging, mobile telephone, SMR or other license, permit, consent, certificate of compliance, franchise, approval or authorization of any type granted or issued by the FCC, including, without limitation, any of the foregoing authorizing the acquisition, construction or operation of an SMR System (as defined herein), radio paging system or other radio communications system.

               "PCI Management Agreement" shall mean any management or other agreement (other than a loading agreement) pursuant to which PCI or a Subsidiary agrees to manage or to perform other services (other than loading) with respect to SMR Licenses held by another person in exchange for either the right to receive a portion of the revenues derived from such SMR Licenses or the right to purchase such SMR Licenses or any loading agreement pursuant to which such Subsidiary is loading SMR Licenses held by another person in exchange for either the right to receive a portion of the revenues derived from such SMR Licenses in excess of 25% of the aggregate revenues derived from such SMR Licenses or the right to purchase such SMR Licenses.

               A fact or circumstance shall be "Immaterial" for purposes of this Section if such fact or circumstance would not result in the cancellation, revocation, termination, adverse modification or any other material adverse effect on any 800 MHz FCC license; the cancellation, revocation, termination, adverse modification or any other material adverse effect on 5% or more of the frequencies in any category of service set forth on Schedule 2.27; or any other material adverse effect on any other right granted or enjoyed by PCI, with respect to the FCC frequencies.

               "SMR License" shall mean an FCC License authorizing the construction, ownership and operation of an SMR system in the 800 or 900 MHz band issued pursuant to 47 CFR Part 90 of the Rules and Regulations of the FCC.

               "SMR System" shall mean an SMR system licensed under 47 CFR Part 90 of the Rules and Regulations of the FCC.

               "SMR Units" shall mean the number of mobile and control stations (within the meaning of 47 CFR Part 90 of the Rules and Regulations of the FCC) subscribing to SMR Systems licensed to or managed by PCI or a Subsidiary excluding, however, any such units which are subject to a Third-Party Management Agreement if the respective third party has a right to purchase the SMR Licenses which are subject to such Third-Party Management Agreement.

               "Third-Party Management Agreement" shall mean any management or other agreement (other than a loading agreement) pursuant to which a person (other than PCI or a Subsidiary) is managing SMR Licenses held by PCI or a Subsidiary or any loading agreement pursuant to which a person (other than PCI or a Subsidiary) is loading SMR Licenses held by PCI or a Subsidiary in exchange for the right to receive a portion of the revenues derived from such SMR Licenses in excess of 25% of the aggregate revenues derived from such SMR Licenses.

          (b) License Information. Schedule 2.27 sets forth a true and complete list of the following information, which need not with respect to the information called for by clause (ii) below include Immaterial information, for each FCC License issued to or operated by PCI or its Subsidiaries (including all FCC Licenses subject to a PCI Management Agreement):

              (i) for all FCC Licenses (including all SMR Licenses), the name of the licensee, the name of the seller(s), the call sign, the transmitter location (by site coordinates and city), the category or type of service (e.g., paging, SMR, etc.), the frequency or frequencies authorized, and operating entity;

              (ii) in the case of SMR Licenses, the number of channels authorized, the number of channels constructed, whether the license is for a conventional or trunked SMR System, the applicable loading date, whether the SMR License is subject to a Finders Preference, whether the SMR License is operating under Special Temporary Operating Authority ("STA") and the applicable STA expiration date, and whether the SMR License is managed by PCI pursuant to a PCI Management Agreement or by any other persons pursuant to a Third-Party Management Agreement;

              (iii) each holder of any such FCC License that is neither wholly owned by PCI nor owned entirely by unaffiliated persons and managed by PCI; and

              (iv) for all FCC Licenses (including SMR Licenses), whether such FCC Licenses are subject to rights of first refusal, options and other such rights or obligations in existence on the date of the First Agreement, including, without limitation, entitlements to acquire additional ownership interests, which may affect the ownership interests of PCI.

          (c) Condition of Systems. All of the properties, equipment and systems owned and/or operated by PCI and related to the FCC licenses set forth on Schedule 2.27 are, and, to the knowledge of PCI, any such properties, equipment and systems added in connection with any contemplated system expansion or construction prior to the Closing will be, in compliance with all standards or rules imposed by any governmental agency or authority (including, without limitation, the FCC, the Federal Aviation Administration and (if applicable), any public utilities commission or other state or local governments or instrumentalities) applicable to PCI or its operation of the properties, equipment and systems or as imposed under any agreements with customers, except for any non-compliance that is, individually or in the aggregate Immaterial. To the knowledge of PCI, all of the equipment and systems owned and/or operated by PCI are in good repair and working order, ordinary wear and tear excepted. In addition to the other representations and warranties set forth herein which are expressly based upon PCI's knowledge, with regard to the 450 MHz FCC Licenses set forth on Schedule 2.27, the representations in this Section 2.27(c) are made to the best of PCI's knowledge.

          (d) Fees; License Compliance. PCI has paid all franchise, license or other fees and charges which have become due in respect of its business and has made appropriate provision as is required by generally accepted accounting principles, consistently applied, for any such fees and charges which have accrued. Except for Immaterial matters or as set forth in Schedule 2.27, PCI has duly secured all necessary permits, licenses, consents and authorizations from, and has filed all required registrations, applications, reports and other documents with, the FCC and, if applicable, any public utilities commission and other entity exercising jurisdiction over the SMR businesses, radio paging businesses and other radio communications businesses of PCI or the construction of delivery systems therefor, as such businesses are currently conducted. PCI or a Subsidiary holds or has the contractual right to obtain the FCC Licenses specified on Schedule 2.27 and, except for matters that are, individually or in the aggregate Immaterial, or as indicated in such Schedule, all such FCC Licenses are valid and in full force and effect without conditions except for such conditions as are stated on the FCC License or as are generally applicable to holders of similarly situated FCC Licenses. PCI has filed with the FCC prior to any applicable deadline a complete and accurate application for rejustification of any unconstructed or deconstructed FCC License related to previously granted or requested wide area Enhanced Specialized Mobile Radio ("ESMR") licenses. Except as set forth on Schedule 2.27, with regard to FCC Licenses related to wide area ESMR frequencies, neither PCI nor any of its Subsidiaries is subject to a short space agreement or any other agreement, FCC waiver or otherwise applicable regulations encumbering or limiting the use of such FCC License. Except for Immaterial matters or as set forth on Schedule 2.27, all applicable loading requirements with respect to any SMR Licenses listed on such Schedule have been met and PCI has taken every reasonable action to cause the same to be loaded in compliance with FCC regulations. Except matters that are, individually or in the aggregate Immaterial, or as set forth on Schedule 2.27, to the knowledge of PCI no event has occurred and is continuing which could (i) result in the revocation, termination or adverse modification of any FCC License listed on such Schedule or (ii) adversely affect any rights of PCI thereunder. Except as indicated on
Schedule 2.27, PCI has no reason to believe and no knowledge that all of the FCC Licenses specified on Schedule 2.27 will not be renewed in the ordinary course. Except with regard to any planned enhanced SMR Systems of PCI and except as shown on Schedule 2.27, PCI has sufficient time, materials, equipment, contract rights and other required resources to complete, in a timely fashion and in full, construction of all the SMR Systems, radio paging and other radio communications systems associated with the FCC Licenses listed on Schedule 2.27 in compliance with all applicable technical standards and construction requirements and deadlines. Except for matters that are, individually or in the aggregate Immaterial, or as set forth on Schedule 2.27, the current ownership and operation by PCI of such SMR Systems, radio paging and other radio communications systems comply with the Communications Act of 1934, as amended (the "Communications Act"), and all applicable rules, regulations and policies of the FCC. In addition to the other representations and warranties set forth herein which are expressly based upon PCI's knowledge, with regard to the 450 MHz FCC Licenses set forth on Schedule 2.27, the representations in this Section 2.27(d) are made to the best of PCI's knowledge.

          (e) Management Agreements. Set forth on Schedule 2.27(e) is a complete and correct list of all PCI Management Agreements (and associated option agreements, if any) and Third-Party Management Agreements to which PCI or any Subsidiary is a party that correctly identifies the manager under each such agreement and the holder of the SMR Licenses which are the subject of such agreements, the transmitter locations (by address), and number of channels covered by such SMR Licenses, the term of such agreements, any options or calls (and the respective option or call prices as well as the time period in which any option or call must be exercised or made) in favor of any party to such agreements to purchase or sell any interest in such SMR Licenses and the respective fees or revenues payable or receivable under any such agreements. Except for matters that are, individually or in the aggregate, Immaterial or as set forth on Schedule 2.27(e) to the knowledge of PCI and its Subsidiaries, the terms of all such PCI Management Agreements and Third-Party Management Agreements and the operation of each SMR System pursuant thereto comply with the Communications Act and all applicable rules, regulations and policies of the FCC. Except for matters that are, individually or in the aggregate Immaterial, or as set forth on Schedule 2.27(e), none of the channels licensed to PCI or its Subsidiaries are subject to a Third Party Management Agreement. Each PCI Management Agreement includes an option allowing PCI or a Subsidiary to purchase the channels that are subject to that agreement and no such option will be adversely affected by the Merger.

          (f) Discrete Frequency Application. PCI has provided Nextel access to, and prior to December 16, 1996 will have delivered to Nextel a true and correct copy of, each Request for Rule Waiver and related digital mobile system application and each general cover letter related to an ESMR application, as filed with the FCC, and any correspondence relating to any frequency sent to the FCC and all supplemental or related materials filed or sent in connection therewith by or on behalf of PCI, all materials submitted to the FCC and/or to PCI in connection therewith by any third party, and any written communication issued by the FCC or any FCC staff member in response to, or otherwise in connection with, any of the foregoing.

     2.28 Schedule Disclosure. Regardless of any qualifications or limitations on the representations and warranties set forth in this Article II regarding materiality, PCI has used all reasonable best efforts to list and/or describe on the Schedules all matters required to be listed and/or described by the representations and warranties set forth herein.

     2.29 Information in Registration Statement. The information, regarding PCI, its subsidiaries and affiliates, included in the Registration Statement referred to in Sections 4.4 and 5.2 of this Agreement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.30 Castle Tower Agreements. PCI, a certain PCI Subsidiary and Castle Tower Corporation, formerly known as Castle Communications Corporation ("Castle"), entered into that certain License Agreement dated as of January 10, 1995, as amended, (the "Castle License Agreement") and that certain Purchase and Sale Agreement dated as of December 23, 1994, as amended, (the "Castle Purchase Agreement"). Except as set forth in the Schedules with reference to this Section, (i) there are no actions, suits or proceedings, formally instituted, pending or threatened, against PCI or any of its affiliates related to the Castle Purchase Agreement or the Castle License Agreement, and (ii) all radio communications equipment, including base stations, antennae, poles, dishes or masts, cabling or wiring and accessories used therewith, leased to or owned by PCI and located on property owned by Castle is currently in compliance with the technical standards relating to frequency compatibility, radio interference protection, antenna type and location and physical installation set forth on Exhibit B to the License Agreement.

     ARTICLE III.   REPRESENTATIONS AND WARRANTIES OF NEXTEL AND MERGER SUB

     Nextel and Merger Sub, jointly and severally, represent and warrant to PCI that:

     3.1 Corporate Organization; Authorization. (a) Each of Nextel and Merger Sub has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own or lease its properties and to conduct its business as it is now being conducted.

     (b) Each of Nextel and Merger Sub has all necessary corporate power and authority to enter into this Agreement and to perform all of the obligations to be performed by it hereunder. The execution, delivery and performance of this Agreement by Nextel and Merger Sub have been duly authorized by Nextel and Merger Sub, respectively, and upon the execution and delivery hereof by Nextel and Merger Sub, this Agreement will constitute the valid and legally binding obligations of Nextel and Merger Sub, enforceable against each of them in accordance with its terms.

     3.2 Capital Stock. The entire authorized capital stock of Nextel consists solely of (a) 515,000,000 shares of Nextel Common Stock, of which 337,899,220 shares were issued and outstanding as of August 30, 1996, (b) 35,000,000 shares of Class B Non-Voting Common Stock, par value $.001 per share, of which 17,830,000 shares were issued and outstanding as of August 30, 1996, (c) 10,000,000 shares of preferred stock, par value $.01 per share, of which (i) 8,163,265 Class A shares, (ii) 82 Class B shares and (iii) no other Preferred shares of any other Class were issued and outstanding as of August 30, 1996. At the Effective Time of the Merger, the shares of Nextel Common Stock issued by reason of the Merger will be duly authorized, validly issued, fully paid and nonassessable, and their issuance in connection with the Merger will be registered under the Securities Act and registered or exempt from registration under applicable state securities laws and such shares of Nextel Common Stock will be listed on the Nasdaq NM. At the Effective Time of the Merger, Nextel will have a sufficient number of authorized but unissued shares of Nextel Common Stock reserved under the Nextel Plan for issuance upon conversion and exercise of the PCI Stock Options.

     3.3 Common Stock; Registration. At the Closing, the shares of Nextel Common Stock issued by reason of the Merger will be duly authorized, validly issued, fully paid and nonassessable, will be registered under the Securities Act, and will be "voting stock" within the meaning of Section 368(a)(1)(B) of the Code.

     3.4 No Conflict. The execution and delivery of this Agreement by Nextel and Merger Sub and the consummation of the transactions contemplated hereby do not and will not violate any provision of, or result in the breach of, or accelerate or permit the acceleration of the performance required by the terms of, any applicable law, rule or regulation of any governmental body, the Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws of Nextel, or the Certificate of Incorporation or the By-Laws of Merger Sub or any agreement, indenture or other instrument to which Nextel or Merger Sub is a party or by which Nextel or Merger Sub may be bound, or of any order, judgment or decree applicable to it, or terminate or result in the termination of any such agreement, indenture or instrument, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of Nextel or Merger Sub under any agreement to which either of them is a party, or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, acceleration, termination or creation of a lien, charge or encumbrance, except where any such violation, breach, acceleration, termination or creation would not have a material adverse effect on the business, financial condition, results of operations, liabilities or assets of Nextel and its subsidiaries, taken as a whole, or would not impair Nextel's or Merger Sub's ability to perform, in any material respect, its obligations under this Agreement or any other document or instrument to which Nextel or Merger Sub is a party in connection with the transactions contemplated herein.

     3.5 Information. Nextel has delivered to PCI each registration statement, schedule, report, proxy statement or information statement it has filed with the SEC from January 1, 1996 to the date of the First Agreement, including, without limitation, (a) Nextel's Annual Report on Form 10-K for the year ended December 31, 1995 and (b) Nextel's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, (collectively, the "Nextel Reports"). As of the date of the First Agreement, the

Nextel Reports, taken as a whole and taken together with any other information previously furnished by Nextel to PCI (except for any forecasts or projections or forward-looking estimates or similar predictive information contained therein), did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As used in this Section, "material" means material to the business, financial condition, results of operations, liabilities or assets of Nextel and its subsidiaries, taken as a whole. The representation made in this Section shall also be deemed to be made by Nextel to PCI immediately prior to the Closing, but with reference to all information furnished by Nextel to PCI prior to the Closing.

     3.6 Information in Registration Statement. The information, except information regarding PCI, its Subsidiaries and affiliates, included in the Registration Statement referred to in Sections 4.4 and 5.2 of this Agreement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     ARTICLE IV.    COVENANTS OF PCI

     4.1 Conduct of Business. (a) From the date of the First Agreement until the Effective Time of the Merger, PCI shall conduct its business, and shall cause each Subsidiary to conduct such Subsidiary's business, only in the ordinary course and, without limiting the generality of the foregoing, neither PCI nor any Subsidiary shall, without the written consent of Nextel: (i) except as permitted by Section 4.1(b), dispose or contract to dispose of any SMR Channels or FCC Licenses except as may occur as a result of an FCC enforcement action or otherwise required under law; (ii) except as set forth on a Schedule that refers to this Section, dispose of or contract to dispose of any other assets, tangible or intangible, except in the ordinary course of business, consistent with past practice and, with respect to capital assets, in connection with the replacement of the asset being disposed of; (iii) except as set forth in Section 4.7 or as permitted by
Section 4.1(b), acquire or contract to acquire any SMR Channels or FCC Licenses or any rights to acquire any SMR Channels or FCC Licenses or acquire or contract to acquire, directly or indirectly, any interest in an entity that has any interest in SMR Channels or FCC Licenses; (iv) voluntarily incur any absolute or contingent debt obligation except in the ordinary course of business under currently existing lines of credit; (v) enter into any lease or contract for the purchase or sale of real estate or of any interest therein;
(vi) encumber any property or other assets except for encumbrances constituting Permitted Liens or encumbrances of which Nextel is promptly notified in writing and which will be removed prior to the Closing; (vii) declare or pay any dividend or purchase or redeem any of its shares, notes or other securities or make any other distribution to shareholders; (viii) other than in accordance with normal compensation adjustment policies (all of which, including year-end bonuses, are included in the Schedules), increase the rate of remuneration to any of its directors, officers, employees or other representatives, or agree to do so or fail to pay any year-end bonuses then owed included on such Schedule prior to the Effective Time of the Merger; (ix) except for obtaining stockholder approval of the 1996 Stock Option Plan and the 1996 Non-Employee Director Stock Option Plan, amending the 1994 Non-Employee Director Stock Option Plan to eliminate automatic granting of PCI Options or as permitted by
Section 5.6(a), adopt any new or amend any existing employee benefit plan or any employment agreement or amend any PCI Stock Option once implemented except as set forth in Section 1.21(a); (x) form or cause to be formed any subsidiary;
(xi) issue, sell, distribute or dispose of any shares, notes or other securities of PCI or offer to sell or sell any PCI Common Stock registered pursuant to PCI's shelf registration statement on Form S-4 (Registration No. 33-83810) or commit itself to do so; (xii) make any commitments for capital improvements; or (xiii) fail to keep its properties insured substantially to the same extent as they are currently insured.

     (b) PCI may dispose of or contract to dispose of any non-SMR Channel or FCC License that is within 25 miles of an MSA market identified on Schedule 1.2 but does not meet the criteria set forth in Section 1.2(d)(vi)(y) in exchange for SMR Channels or FCC Licenses that enable PCI to Deliver additional Channels. PCI may acquire third-party FCC Licenses that are located within

55 miles of a PCI controlled license, but PCI may not pay more than $10,000 per frequency so acquired.

     4.2 Reasonable Efforts. PCI shall, and shall cause each Subsidiary to, use all reasonable efforts to preserve intact its business organization and to preserve its goodwill as to customers, suppliers and others having business relations with it.

     4.3 Inspection. PCI shall, and shall cause each Subsidiary to, permit representatives of Nextel, during normal business hours, to examine PCI's and each Subsidiary's properties, books, contracts, tax returns and other records, and shall furnish such representatives with all such information concerning such affairs as they may reasonably request.

     4.4 SEC Registration. (a) PCI shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause each Subsidiary to, furnish to Nextel such information about PCI and each Subsidiary (including their respective affiliates) as may be necessary to enable Nextel to prepare and file with the SEC a Registration Statement on Form S-4 under the Securities Act and the rules and regulations promulgated thereunder, in respect of the shares of Nextel Common Stock to be issued by reason of the Merger (such registration statement, the prospectus included therein and the proxy statement to be furnished to the holders of PCI Common Stock, in each case together with any amendments or supplements thereto, the "Registration Statement"). PCI shall use its reasonable best efforts so that the PCI Information (as defined below) included in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the proxy statement/prospectus contained therein is first mailed to PCI's stockholders, or at the time of the meeting of the stockholders of PCI to approve the Merger, contain any untrue statement of a material fact, omit to state any material fact required to be stated therein, or omit any material fact necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance should come to the attention of PCI with respect to the PCI Information which is required to be set forth in an amendment or supplement to the Registration Statement, PCI will immediately notify Nextel and shall assist Nextel in appropriately amending or supplementing the Registration Statement in the manner contemplated in Section 5.2(b). An amendment or supplement may be accomplished, to the extent permitted by law, rule or regulation, by including such information in a filing under the Exchange Act that is incorporated by reference into the Registration Statement. The Registration Statement insofar as it relates to information concerning PCI, its Subsidiaries, or any of their respective businesses, assets, directors, affiliates, officers or shareholders that is supplied by PCI for inclusion in the Registration Statement, including incorporation by reference to SEC filings (the "PCI Information"), will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder; except that PCI shall have no liability or obligation for any information other than the PCI Information.

          (b) PCI shall instruct its accountants to deliver and shall use its reasonable best efforts to cause its accountants, KPMG Peat Marwick LLP, to deliver to Nextel letters dated at the time the Registration Statement becomes effective and as of the Closing, addressed to Nextel, each containing such matters as are customarily contained in auditors' letters regarding information about PCI and its Subsidiaries expressly for inclusion in the Registration Statement, and in a form and substance reasonably satisfactory to Nextel.

     4.5 Antitrust Filing. In connection with the transactions contemplated by this Agreement, PCI (and, to the extent required, its affiliates) shall promptly file or cause to be filed any reports, documents, filings or other data required to be filed by PCI pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the rules and regulations promulgated thereunder, and shall use its best efforts to respond as promptly as practicable to all inquiries received for additional information or documentation.

     4.6 Restraint on Solicitations. From the date of the First Agreement until the Effective Time of the Merger, neither PCI nor any of its respective directors, officers, employees, affiliates, representatives or agents, shall directly or indirectly, encourage (including by way of furnishing information), solicit, initiate, participate in or otherwise be a party to any discussions or negotiations with any corporation, partnership, person or other entity or group concerning any transaction that constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as defined herein). Neither the Board of Directors of PCI nor any committee thereof shall (a) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Nextel, the approval or recommendation by the Board of Directors of PCI of the Merger or this Agreement or (b) approve or recommend, or propose to approve or recommend, any Takeover Proposal or any other acquisition of outstanding shares of PCI Common Stock other than pursuant to the Merger or this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Board of Directors of PCI from furnishing information to, or entering into discussions or negotiations with, any unsolicited corporation, partnership, person or other entity or group, or taking any action described in clauses (a) and (b) of the preceding sentence, if and only to the extent that the Board of Directors of PCI shall have determined in good faith, after receiving written advice of its outside counsel, that such action would be required under applicable law in the exercise of its fiduciary duties. PCI will immediately notify Nextel if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, PCI. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer, proposal, other than a proposal by Nextel or any of its affiliates, for a merger, share exchange or other business combination involving PCI or any proposal or offer to acquire in any manner a substantial equity interest in PCI or a substantial portion of the assets of PCI.

     4.7 Best Efforts. PCI shall, and shall cause each Subsidiary to, use its reasonable best efforts (i) to obtain prior to Closing all of the SMR licenses or applications being sought by PCI and/or a Subsidiary that are on file with and pending approval from the FCC prior to Closing, including all frequencies or applications pending as of the date of the First Agreement for wide area ESMR filings and all finder's preference applications, and (ii) to obtain as promptly as practicable and in any event prior to Closing all FCC approvals or consents necessary to permit the consummation of the transactions contemplated by this Agreement. PCI shall obtain the amendments, consents and approvals regarding the PCI Stock Options and/or any related agreements contemplated by
Section 1.21(a).

     4.8 Stockholder Approval. After the Registration Statement has become effective, PCI shall use its reasonable best efforts to promptly furnish a copy of the proxy statement/ prospectus included therein to each stockholder of PCI and to call and convene a special meeting to obtain promptly any approvals of the PCI stockholders required in connection with the transactions contemplated by this Agreement.

     4.9  Affiliates.

          (a) PCI shall use all reasonable efforts to cause each person who is an "affiliate" of PCI for purposes of Rule 145 under the Securities Act to deliver to Nextel prior to the date of PCI's stockholders' meeting a written agreement substantially in the form attached hereto as Annex A.

     4.10 Update Information.  Not earlier than ten (10) and not less than five
(5) days before the date scheduled for Closing, PCI shall correct and supplement in writing any information furnished on Schedules that, to the knowledge of PCI, is incorrect or incomplete (or otherwise expressly contemplated by Article II of this Agreement), and shall promptly furnish such corrected and supplemented information to Nextel, so that such information shall be correct and complete at the time such updated information is so provided. Thereafter, to the Closing, PCI shall notify Nextel in writing of any changes or supplements to the updated information needed, to the knowledge of PCI, to make such information correct and complete at all times to the Closing. It is agreed that the furnishing of such corrected and supplemental information, in and of itself, shall not create any presumption that such information constitutes or evidences the existence of a material change or any breach or violation by PCI of any provision of this Agreement.

     ARTICLE V.     COVENANTS OF NEXTEL

     5.1 Antitrust Filing. In connection with the transactions contemplated by this Agreement, Nextel shall promptly file or cause to be filed any reports, documents, filings or other data required to be filed by Nextel pursuant to the HSR Act and the rules and regulations promulgated thereunder, and shall use its best efforts to respond as promptly as practicable to all inquiries received for additional information or documentation.

     5.2  Registration Statement.

          (a) Nextel shall file the Registration Statement and use its reasonable best efforts to cause such Registration Statement to become effective as promptly as practicable, and shall use its reasonable best efforts to take any action required to be taken to comply in all material respects with any applicable federal or state securities laws in connection with the issuance of Nextel Common Stock in the Merger; except that such covenant of Nextel is made, as to those portions of the Registration Statement containing or required to contain PCI Information, assuming and relying on timely and full compliance with Section 4.4.

          (b) Nextel shall use its reasonable best efforts so that the information included in the Registration Statement, shall not, at the time the Registration Statement is declared effective, at the time the proxy statement/prospectus contained therein is first mailed to PCI's stockholders, or at the time of the meeting of the stockholders of PCI to approve the Merger, contain any untrue statement of a material fact, omit to state any material fact required to be stated therein, or omit to state any material fact necessary in order to make the statements therein not misleading; except that such covenant of Nextel is made, as to those portions of the Registration Statement containing or required to contain PCI Information, assuming and relying on timely and full compliance with Section 4.4. If at any time prior to the Effective Time any event or circumstance should come to the attention of Nextel which is required to be set forth in an amendment or supplement to the Registration Statement, Nextel will use its reasonable best efforts to appropriately amend or supplement the Registration Statement. An amendment or supplement may be accomplished, to the extent permitted by law, rule or regulation, by including such information in a filing under the Exchange Act that is incorporated by reference into the Registration Statement. The Registration Statement and all other documents required to be filed by Nextel with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder; except that Nextel shall have no liability or obligation for any PCI Information.

     5.3 Current Public Information. Nextel shall use all reasonable efforts to file all reports required to be filed by it under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations adopted by the SEC thereunder and shall use all reasonable efforts to take such further action as may be necessary to ensure that the requirements of Rule 144(c) under the Securities Act are satisfied such as to enable any "affiliates" of PCI (for purposes of Rule 145 under the Securities Act) to offer or sell the shares of Nextel Common Stock received by them in the Merger pursuant to paragraph (d) of

Rule 145 (subject to compliance with the provisions of paragraphs (e), (f) and (g) of Rule 144).

     5.4 Offer to Warrant Holders. Nextel shall offer to each holder of a warrant listed on Schedule 2.5(a) (other than FMR, Corp.) the opportunity to exchange its warrant at the Closing for a warrant to purchase shares of Nextel Common Stock in the form attached as Annex D. Any terms and conditions negotiated by Nextel with any warrant holder shall not give any other warrant holder the right to comparable terms and conditions. Nextel's offer pursuant to this Section 5.4 shall expire at the time the Registration Statement is filed with the SEC.

     5.5 Directors and Officers Indemnification. (a) For a period of three years from and after the Effective Time of the Merger, Nextel shall cause the Surviving Corporation to indemnify and hold harmless each present and former director and officer of PCI against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, proceeding, investigation or action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time of the Merger, whether asserted or claimed prior to, at or after the Effective Time of the Merger, to the fullest extent that PCI would have been permitted under the Certificate of Incorporation or By-Laws of PCI in effect immediately prior to the Effective Time of the Merger to indemnify such person (including the advancing of expenses as incurred to the fullest extent permitted under applicable law; provided that the person to whom such expenses are advanced provides an undertaking to the Surviving Corporation to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

          (b) For a period of three years from and after the Effective Time of the Merger, Nextel shall cause the Surviving Corporation to use all reasonable efforts to maintain director and officer insurance comparable to that maintained by PCI at the Effective Time of the Merger. After the third anniversary of the Closing, the Surviving Corporation may terminate such insurance provided that the Board of Directors of the Surviving Corporation reasonably determines that the Surviving Corporation has the financial ability to satisfy its indemnification obligations under this Section 5.5.

     5.6 Employee Matters. (a) If any individual who is employed by PCI at the Effective Time of the Merger whose employment with the Surviving Corporation (and all affiliates of the Surviving Corporation) is involuntarily terminated by the Surviving Corporation or an affiliate without cause (as defined below) during the six-month period immediately after the Effective Time of the Merger then (y) such individual shall receive a severance payment, subject to applicable withholding and other taxes, in an amount equal to (i) three (3) times such employee's monthly salary, plus (ii) an additional week's salary for each year that such employee had been employed by PCI, plus (iii) an amount equal to the unvested employer's contributions made or accrued on or before the date of the Closing to the PCI

401(k) Plan for the account of that employee and (z) all issued and outstanding options of Nextel held by such employee shall automatically vest. For purposes of this Section, termination without cause shall mean the termination of any employee's employment with the Surviving Corporation and all affiliates of the Surviving Corporation other than a termination for one or more of the following reasons: (i) willful, knowing and intentional violation of an express direction or rule or regulation of general application; (ii) theft, misappropriation or embezzlement of the employer's funds; (iii) conviction of a felony; or (iv) repeated and consistent failure to be present at work during regular hours without a valid reason therefor.

          (b) In accordance with the terms and provisions of the executive employment agreements dated as of February 22, 1996 and presently in existence between PCI and each of Dale E. Harkins, Warren D. Harkins, Thomas R. Modisett, C.G. Whitten and Bradley B. Waldrip (each, an "Executive"), the employment of each Executive shall be terminated upon the occurrence of a "change of control" as defined therein, and, upon such termination, the Surviving Corporation will pay and make available to each Executive, all of the severance payments and rights provided for in Section 2.2(e) of each such agreement.

          (c) At the Effective Time of the Merger, all issued and outstanding options of PCI held by non-employee directors of PCI shall automatically vest.

     ARTICLE VI.    JOINT COVENANTS

     6.1  Confidentiality.

          (a) Except (i) for the use of information as required in connection with Nextel's Registration Statement, (ii) for any other governmental filing required in order to complete the transactions contemplated herein, and (iii) as Nextel and PCI may agree or consent in writing, all information received by PCI and Nextel and their respective representatives pursuant to the terms of this Agreement shall be kept in strictest confidence by the receiving party and its representatives. If the transactions contemplated hereby shall fail to be consummated, all copies of documents or extracts thereof containing information and data as to one of the other parties, including all information prepared by the receiving party or such receiving party's representatives, shall be turned over to the party furnishing same, except that such information prepared by the receiving party or such receiving party's representatives may be destroyed at the option of the receiving party, with notice of such destruction (or return) to be confirmed in writing to the disclosing party. Any information not so destroyed (or returned) will remain subject to these confidentiality provisions (notwithstanding any termination of this Agreement) until the second anniversary of the date of the First Agreement.

          (b) The foregoing confidentiality provisions shall not apply to such portions of the information received which (i) are or become generally available to the public through no action by the receiving party or by such party's representatives or (ii) are or become available to the receiving party on a nonconfidential basis from a source, other than the disclosing party or its representatives, which the receiving party believes, after reasonable inquiry, is not prohibited from disclosing such portions to it by a contractual, legal or fiduciary obligation, and shall not apply to any disclosure by Nextel of any information disclosed by PCI, so long as such disclosure occurs after the Closing.

     6.2  Standstill Agreement.    From the date of the First Agreement until
the Effective Time of the Merger, neither PCI, nor any representatives of PCI, acting on its behalf or in concert with it, will directly or indirectly (i) acquire, or offer, propose or agree to acquire, by purchase or otherwise, any Nextel Common Stock, or (ii) participate in or encourage the formation of any partnership, syndicate or other group which owns or seeks or offers to acquire beneficial ownership of, any Nextel Common Stock.

     6.3 Trading Prohibitions. PCI hereby acknowledges that as a result of disclosures by Nextel contemplated under this Agreement, PCI and its affiliates may, from time to time, have material, non-public information concerning Nextel and other companies. PCI confirms that it and its affiliates are aware and PCI has advised its representatives that (i) the United States securities laws may prohibit a person who has material, non-public information from purchasing or selling securities of any company to which such information relates, and (ii) material non-public information shall not be communicated to any other person except as permitted herein.

     6.4 Substitute of Subsidiary. Nextel has the option to substitute any wholly-owned direct or indirect subsidiary of Nextel either for NFC or Merger Sub in connection with the Merger, provided that such substitution does not adversely affect the interests of PCI or its stockholders. If Nextel makes such an election, each reference to NFC or Merger Sub, as applicable, herein shall be deemed to refer to the new subsidiary.

     6.5 Support of Transactions. Nextel, PCI and their respective affiliates shall each (i) use his or its reasonable best efforts to assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required under Article VIII, (ii) exert his or its reasonable best efforts to obtain all material consents and approvals of third parties that either of Nextel, PCI or their respective affiliates are responsible to obtain in order to consummate the Merger, (iii) take such other action as may reasonably be necessary or as another party may reasonably request to satisfy the conditions of Article VIII or otherwise to comply with this Agreement, and (iv) provide the other parties, and such other party's employees, officers, accountants, lawyers, financial advisors and other representatives with access to its personnel, properties, business and records under all reasonable circumstances.

     6.6 Cooperation Concerning Extended Implementation Channels. Nextel, PCI and their respective controlled affiliates agree to cooperate and to use their respective best efforts to achieve the maximum amount of time from the FCC for construction of the Extended Implementation Channels. Accordingly, PCI agrees to present reasonably in advance of any proposed filing with the FCC a draft for review by Nextel and either (i) to make such changes as are proposed by Nextel or (ii) to discuss any changes proposed by Nextel that will not be made in the filing. Further, Nextel, PCI and their respective controlled affiliates shall cooperate with regard to any design, engineering, zoning, equipment selection or construction efforts to achieve construction of such Extended Implementation Channels as economically as possible and in full compliance with all applicable rules and regulations of the FCC. Nextel may, in its sole discretion, advance cash to PCI to enable PCI to construct channels on which there is at any time prior to Closing less than six months remaining to construct Extended Implementation Channels after the FCC has responded to PCI's filings for rejustification of its extended implementation grants.

     6.7  Auction Participation.

          (a) Definitions. For purposes of this Section, the following terms shall have the following indicated meanings:

               (i) "EA" means Bureau of Economic Analysis Economic Area, the defined market-based service areas in which blocks of SMR spectrum are proposed to be assigned pursuant to the EA Auction.

               (ii) "EA Auction" means the 800 MHz SMR block license auction established by the FCC in the First Report and Order, PR Docket No. 93-144, released December 15, 1995.

               (iii)      "Overlap EAs" means the following EAs:
127 (Dallas/Ft. Worth); 128 (Abilene); 129 (San Angelo); 130 (Austin); 131 (Houston); 132 (Corpus Christi); 133 (McAllen); 134 (San Antonio); 135 (Odessa-Midland); 136 (Hobbs); 137 (Lubbock); 138 (Amarillo); 157 (El Paso); and 87 (Beaumont).

          (b) Formation of Consortium. In the event that, pursuant to FCC rules, the filing deadline for eligibility to participate in the EA Auction occurs prior to the earlier of the Effective Time of the Merger or the expiration or termination of this Agreement, PCI and Nextel or a designated subsidiary (hereinafter referred to as "Nextel") shall form a consortium to participate in bidding in the EA Auction for block licenses in the Overlap EAs. Nextel shall determine and control all aspects of the consortium's bidding strategy and participation (including, without limitation, determining the amount of the joint bids to be submitted by the consortium, the EAs in which to bid, and whether to top competing bids) and shall be responsible for funding 100% of the consortium's bids. Neither party shall bid for block licenses in the Overlap EAs except via the consortium and PCI shall not bid for block licenses in EAs outside of the Overlap EAs. Nextel shall be free to bid for block licenses outside of the Overlap EAs individually or in consortia formed with other parties, and without reference to the consortium procedures set forth herein.

          (c) Awarded Channels. Nextel shall be entitled to retain the right to all channels included in block licenses the consortium is awarded pursuant to the EA Auction, if any (each, an "Awarded License") subject to the PCI purchase option hereinafter described. In the event of the termination or expiration of this Agreement prior to the Effective Time of the Merger but after the formation of the consortium, PCI shall have the right to purchase an aggregate of twenty (20) channels in each Overlap EA in which an Awarded License is granted (but no more than twenty (20) channels in any Overlap EA), exercisable by written notice to Nextel within thirty (30) days after the later of (i) such expiration or termination, and
(ii) the grant of the Awarded License to the consortium; provided that (A) the consortium is granted Awarded License(s) including more than twenty (20) channels in the Overlap EA with respect to which PCI wishes to exercise its purchase option; and (B) if the disaggregation of channels from an Awarded License would be necessary to permit the assignment and sale of such channels to PCI, such disaggregation of channels included in licenses granted pursuant to the EA Auction is permitted under FCC rules. The purchase price payable to Nextel upon the exercise of such option shall be an amount in cash equal to the auction bid price paid by the consortium for such channels. The channels sold to PCI upon an exercise of the purchase option shall be chosen by Nextel and shall be contiguous channels included in an Awarded License. The parties shall use all reasonable efforts to effect the assignment to PCI of any channels with respect to which the purchase option is exercised (including, without limitation, cooperation in the submission of applications for the assignment or transfer of control of subject channels required under applicable FCC rules) promptly following such exercise. Such purchase option is applicable only to the rights to use of spectrum in the Overlap EAs which may be obtained by the consortium in the EA Auction (if any), and shall not apply to existing channel holdings of Nextel or its subsidiaries or channel holdings that Nextel or its subsidiaries may acquire other than as an Awarded License in the EA Auction.

          (d) Further Assurances; Regulatory Compliance. The provisions of this Agreement reflect the intention of the parties with respect to their participation in the EA Auction, but such provisions are based on certain assumptions regarding the procedures and rules adopted by the FCC pursuant to which the EA Auction will be conducted (including, without limitation, the permissibility of parties bidding jointly via a consortium for block licenses in specified EAs, but individually and without reference to the consortium in other EAs). If, however, such procedures and rules vary from those assumed by the parties hereto, such that the provisions of this Agreement are inapposite or otherwise unworkable, the parties agree to negotiate in good faith to amend this Agreement in order to provide an alternate manner of cooperating in their participation in the EA Auction in the Overlap EAs to carry out the intent of the parties set forth herein. Notwithstanding the foregoing, if any provision herein does not comport with regulations adopted by the FCC, such provision will be null and void. The parties will extend all reasonable good faith efforts to act in conformance with the intent of this Agreement but under no circumstances will this

Agreement be interpreted as requiring either party to take any action prohibited, or fail to take any action required, by FCC regulations.

     ARTICLE VII.   CLOSING

     7.1 Filing. As soon as all of the conditions set forth in Article VIII of this Agreement have either been fulfilled or waived, the Boards of Directors of Nextel, NFC, Merger Sub and PCI hereby direct their officers forthwith to file and record all relevant documents with the appropriate government officials to effectuate the Merger.

     7.2 Closing. The Closing shall, unless another date or place is agreed to in writing by the parties hereto, take place at a location and time mutually agreed upon by Nextel and PCI at the earliest practicable date, and such date, time and location shall be confirmed in writing by such parties not less than ten (10) days prior to the scheduled date of the Closing. The term "Closing," when used in this Agreement, means the Effective Time of the Merger.

     ARTICLE VIII.  CONDITIONS TO OBLIGATIONS

     8.1 Conditions to Obligations of Nextel and PCI. The obligations of Nextel and PCI to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by such parties:

          (a) The stockholders of PCI shall have taken all necessary action to authorize, approve and adopt this Agreement and the transactions referred to herein.

          (b) All waiting periods under the HSR Act and the regulations promulgated thereunder applicable to the Merger shall have expired or been terminated.

          (c) All necessary approvals, clearances and consents of governmental and regulatory authorities required to be procured by Nextel and PCI in connection with the Merger (including all required FCC approvals and consents, which shall be deemed to be obtained for purposes of this Agreement only when they have become Final Orders), and all material approvals and consents of third parties that are required to be obtained in connection with the transactions contemplated by this Agreement or the Merger Agreement, shall have been procured. Any consent or approval granted or an order entered by the FCC shall be a "Final Order" when a sufficient number of days shall have elapsed from the date of entry or grant thereof without the filing of any adverse request, petition or appeal by any party or third party or by the FCC (on its own motion) with respect to such consent, approval or order, or any aspect or portion thereof, or any resubmissions of any applications or requests for any of such consents, approvals or orders, or, if challenged, that such consent, approval or order (or affected aspects or portions thereof) shall have been reaffirmed or upheld and the applicable period for seeking further administrative or judicial review shall have expired without the filing of any action, petition or request for further review.

          (d) There shall not be in force any order or decree, statute, rule or regulation nor shall there be on file any complaint by a governmental agency seeking an order or decree, restraining, enjoining or prohibiting the consummation of the Merger, and neither Nextel nor NFC nor Merger Sub nor PCI nor any of its Subsidiaries shall have received notice from any governmental agency that it has determined to institute any suit or proceeding to restrain or enjoin the consummation of the Merger or to nullify or render ineffective this Agreement if consummated, or to take any other action which would result in the prohibition or material change in the Merger.

          (e) Nextel's Registration Statement shall have become effective under the Securities Act and no stop order suspending such effectiveness shall have been issued or threatened with respect thereto.

          (f) The registration statements or other filings as may be required under applicable blue sky laws pursuant to Annex B shall have become effective, and no stop order shall be threatened or in effect with respect thereto.

          (g) The shares of Nextel Common Stock issuable in the Merger shall have been listed or approved for listing upon notice of issuance by the Nasdaq NM.

     8.2 Conditions to Obligations of Nextel. The obligation of Nextel to consummate, or cause to be consummated, the transactions contemplated by this Agreement is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Nextel:

          (a) Each of the representations and warranties of PCI contained in this Agreement shall be true and correct both on the date of the First Agreement and as of the Closing, as if made anew at and as of that time, and each of the covenants and agreements of PCI and its Subsidiaries to be performed as of or prior to the Closing shall have been duly performed, except in each case for changes after the date of the First Agreement which are contemplated or expressly permitted by this Agreement.

          (b) PCI shall have delivered to Nextel a certificate signed by its President, dated the Closing, certifying, in form reasonably satisfactory to Nextel and to its counsel that, to the best of the knowledge and belief of such officer, the conditions specified in Section 8.1 as they relate to PCI and in subsection 8.2(a), (d), (e), (i) and (j) have been fulfilled.

          (c) Nextel shall have received opinions, dated the Closing, from Gardere & Wynne, L.L.P. in the form of Annex C-1 and from Gardner, Carton & Douglas, in the form of Annex C-2.

          (d) The FCC shall have acted on PCI's filing(s) for rejustification of its extended implementation authority.

          (e) PCI shall have no liabilities or obligations except Permitted Liabilities.

          (f) Nextel shall have received letters from KPMG Peat Marwick LLP, dated as of the date the Registration Statement becomes effective and as of the Closing, addressed to Nextel, containing such matters as are customarily contained in auditors' letters regarding information about PCI and its Subsidiaries expressly for inclusion in the Registration Statement, and in form and substance reasonably satisfactory to Nextel.

          (g) At the time the Registration Statement becomes effective, and also at the Closing, PCI and its Subsidiaries shall have furnished to Nextel certificates, dated as of said times and signed by its President and Secretary, to the effect that to the best of the knowledge and belief of the signing persons the material contained in the Registration Statement which relates to PCI and its Subsidiaries, contains, as of the date of each of such certificates, no material misstatement of fact and does not omit to state any material fact necessary to make the statements made not misleading.

          (h) Nextel shall have received from each "affiliate" of PCI (as defined in Rule 145 under the Securities Act) a Rule 145 Letter in the form of Annex A.

          (i) No stockholder of PCI shall be entitled to exercise dissenter's or appraisal rights under the GCL.

          (j) PCI shall be the sole owner of each entity listed on Schedule 2.2(b).

          (k) Nextel and Castle shall have entered into definitive agreements that are consistent with the terms set forth in Annex F.

     8.3 Conditions to the Obligations of PCI. The obligation of PCI to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by
PCI:

          (a) Each of the representations and warranties of Nextel contained in this Agreement shall be true and correct in all material respects both on the date of the First Agreement and as of the Closing, as if made anew at and as of that time, and each of the covenants and agreements of Nextel to be performed as of or prior to the Closing shall have been duly performed, except in each case for changes after the date of the First Agreement which are contemplated or expressly permitted by this Agreement.

          (b) Nextel shall have delivered to PCI a certificate signed by an officer of Nextel, dated the Closing, certifying, in form reasonably satisfactory to PCI and its counsel, to the effect that to the best of the knowledge and belief of such officer, the conditions specified in Section 8.1 as they relate to Nextel and in subsection 8.3(a) have been fulfilled.

          (c) PCI shall have received an opinion, dated the Closing, from Jones, Day, Reavis & Pogue in the form of Annex E.

     ARTICLE IX.    TERMINATION/EFFECTIVENESS

     9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned:

          (a) By mutual written consent of the parties authorized by their respective Boards of Directors, at any time prior to the Closing.

          (b) By PCI by written notice to Nextel on December 31, 1997 if the Closing has not occurred on or before such date so long as any postponements of the date of the Closing are not caused principally by the action or inaction of PCI.

          (c) Prior to the Closing, by written notice to PCI from Nextel authorized by the Board of Directors of Nextel, if (i) there is a material breach of any representation, warranty, covenant or agreement on the part of PCI or any Subsidiary set forth in this Agreement, or if a representation or warranty of PCI shall be untrue in any material respect, in either case such that the condition specified in Sections 8.2(a) or 8.2(b) would not be satisfied at Closing (a "Terminating PCI Breach"), except that, if such Terminating PCI Breach is curable by PCI through the exercise of its reasonable best efforts, then, for up to thirty (30) days, but only as long as PCI continues to exercise such reasonable best efforts, Nextel may not terminate this Agreement under this Section 9.1(c)(i) (the number of days elapsed prior to any such cure, the "PCI Cure Period"), (ii) any governmental or regulatory consent or approval required for consummation of the transactions contemplated hereby is denied by or in a final order or other final action issued or taken by the appropriate governmental or regulatory authority, agency or similar body or (iii) consummation of any of the transactions contemplated hereby is enjoined, prohibited or otherwise restrained by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction. If any amendments, consents and approvals with respect to stock option agreements for the PCI Stock Options have not been obtained by

October 30, 1996, such failure shall be a material breach of a covenant for purposes of this Section 9.1(c).

          (d) Prior to the Closing, by written notice to Nextel from PCI authorized by its Board of Directors, if (i) there is a material breach of any representation, warranty, covenant or agreement on the part of Nextel set forth in this Agreement, or if a representation or warranty of Nextel shall be untrue in any material respect, in either case such that the condition specified in Sections 8.3(a) or 8.3(b) would not be satisfied at Closing (a "Terminating Nextel Breach"), except that, if such Terminating Nextel Breach is curable by Nextel through the exercise of its reasonable best efforts then for up to 30 days, but only as long as Nextel continues to exercise such reasonable best efforts, PCI may not terminate this Agreement under this Section 9.1(d)(i) (the number of days elapsed prior to any such cure, the "Nextel Cure Period"), (ii) any governmental or regulatory consent or approval required for consummation of the transactions contemplated hereby is denied by or in a final order or other final action issued or taken by the appropriate governmental or regulatory authority, agency or similar body, (iii) consummation of any of the transactions contemplated hereby is enjoined, prohibited or otherwise restrained by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction or (iv) the Nextel Closing Price is below $14.00 and Nextel does not adjust the Exchange Ratio, as provided in Section 1.10.

          (e) By Nextel by written notice to PCI during the thirty (30) day period commencing on March 1, 1997, if Nextel and Castle have not entered into the agreements contemplated by Section 8.2(k) so long as any failure to enter into such agreements has not been caused by the action or inaction of Nextel.

     9.2 Effect. Any termination of this Agreement, however effected, shall not release either Nextel or PCI from any liability or other consequences arising from any breach or violation by any such party of the terms of this Agreement prior to the effective time of such termination, nor shall any such termination release any party from its obligations or duties under this Agreement which, by their terms and/or expressed intent, may require performance subsequent to any such termination, and all provisions of this Agreement which set forth such obligations or duties (including, without limitation, Section 6.1 and, to the extent provided therein, in Section 10.6) and such other general or procedural provisions which may be relevant to any attempt to enforce such obligations or duties, shall survive any such termination of this Agreement until such obligations or duties shall have been performed or discharged in full.

     ARTICLE X.     MISCELLANEOUS

     10.1 Waiver. Any party to this Agreement may, at any time prior to the Closing, by action taken by its Board of Directors, or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement or agree to an amendment or modification to this Agreement by an agreement in writing executed in the same manner (but not necessarily by the same persons) as this Agreement.

     10.2 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given when (i) delivered in person, or (ii) five days after posting in the United States mail having been sent registered or certified mail return receipt requested, or
(iii) delivered by telecopy, which must be received in its entirety during normal business hours, meaning between the hours of 10:00 a.m. and 6:00 p.m., McLean, Virginia time, and promptly confirmed by delivery in person or post as aforesaid in each case, with postage prepaid, addressed as follows:

          (a)  If to Nextel, to:

               1505 Farm Credit Drive
               Suite 100
               McLean, Virginia  22102
               Attention:  General Counsel
               Telephone No.:   (703) 394-3000
               Telecopier No.:  (703) 394-3001

               with a copy (which shall not constitute notice) to:

               Jones, Day, Reavis & Pogue
               North Point
               901 Lakeside Avenue
               Cleveland, Ohio  44114
               Attention:  Jeanne M. Rickert, Esq.
               Telephone No.:   (216) 586-3939
               Telecopier No.:  (216) 579-0212

          (b)  If to PCI, to:

               1 Village Drive, Suite 500
               Abilene, Texas 79606
               Attention:  General Counsel
               Telephone No.:   (915) 690-5800
               Telecopier No.:  (915) 690-5831

               with a copy (which shall not constitute notice) to:

               Gardere & Wynne, L.L.P.
               1601 Elm Street
               Suite 3000
               Dallas, Texas  75201
               Attention:  Randall G. Ray, Esq.
               Telephone No.:   (214) 999-4544
               Telecopier No.:  (214) 999-4667

or to such other address or addresses as the parties may from time to time designate in writing.

     10.3 Assignment. Except as provided in Section 6.4, no party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     10.4 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto, or any subsidiary of Nextel joining this Agreement under the circumstances described in Section 6.4, any right or remedies under or by reason of this Agreement.

     10.5 Reliance. Each of the parties to this Agreement shall be deemed to have relied upon the accuracy of the written representations and warranties made to it in or pursuant to this

Agreement, notwithstanding any investigations conducted by or on its behalf or notice, knowledge or belief to the contrary.

     10.6 Expenses. Nextel shall bear its own expenses incurred in connection with this Agreement and the transactions herein contemplated whether or not such transactions shall be consummated, including, without limitation, all fees of its legal counsel and accountants. PCI and its Subsidiaries shall bear their own legal, financial advisory and accounting fees and expenses incurred in connection with this Agreement and the transactions herein contemplated if such transactions shall be consummated. In no event will the expenses borne by PCI and the Subsidiaries include expenses incurred by PCI's stockholders or the officers and directors of PCI and its Subsidiaries in connection with the transactions herein contemplated.

     10.7 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware. Unless otherwise stated, references to Sections, Articles or Annexes refer to the Sections, Articles and Annexes to this Agreement. As used in this Agreement, the phrase "to the knowledge of PCI" or "to the knowledge of the Subsidiaries" shall comprehend those matters that are, known to any of the executive officers of PCI.

     10.8 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.9 Entire Agreement. This Agreement (together with the Schedules to this Agreement), constitutes the entire agreement among the parties and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among Nextel or its subsidiaries and PCI or its Subsidiaries or by any Director or Directors or officer or officers of such parties relating to the transactions contemplated hereby, or incident hereto. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth in this Agreement.

     10.10 Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement.

     10.11 Publicity. All press releases or other public communications of any nature whatsoever relating to the transactions contemplated by this Agreement, and the method of the release for publication thereof, shall be subject to the prior mutual approval of Nextel and PCI which approval shall not be unreasonably withheld by any party; provided, however, that, subject to compliance with Section 6.1, nothing herein shall prevent any party from publishing such press releases or other public communications as such party may consider necessary in order to satisfy such party's legal or contractual obligations.

          IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

                                   NEXTEL COMMUNICATIONS, INC.


                                   By:  /s/ John H. Willmoth
                                        -------------------------
                                   Title:
                                         ------------------------


                                   NEXTEL FINANCE COMPANY


                                   By:  /s/ John H. Willmoth
                                        -------------------------
                                   Title:
                                         ------------------------


                                   DCI MERGER INC.


                                   By:  /s/ John H. Willmoth
                                        -------------------------
                                   Title:
                                         ------------------------


                                   PITTENCRIEFF COMMUNICATIONS, INC.


                                   By:  /s/ C. G. Whitten
                                        -------------------------
                                   Title:
                                         ------------------------

                                    ANNEX A

                                    ANNEX A




                            __________________, 1997




Nextel Communications, Inc.
1505 Farm Credit Drive
Suite 100
McLean, Virginia  22102

Pittencrieff Communications, Inc.
1 Village Drive
Suite 500
Abilene, Texas  79606


Dear Sirs:

          The undersigned has been advised that as of the date hereof he, she or it may be deemed to be an "affiliate" of Pittencrieff Communications, Inc., a Delaware corporation ("PCI"), as that term is defined for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), although nothing contained herein shall be construed as an admission that the undersigned is an affiliate of PCI. PCI, Nextel Communications, Inc., a Delaware corporation ("Nextel"), Nextel Finance Company, a Delaware corporation and a wholly owned subsidiary of Nextel ("NFC") and DCI Merger Inc., a Delaware corporation and a wholly owned subsidiary of NFC ("Merger Sub"), have entered into an Agreement of Merger and Plan of Reorganization dated as of October 2, 1996 (the "Merger Agreement"). The Merger Agreement provides, among other things, for the merger of Merger Sub with and into PCI (the "Merger") and, in accordance therewith, the shares of common stock, par value $.01 per share, of PCI and rights to acquire shares owned by the undersigned at the Effective Time of the Merger (as defined in the Merger Agreement) shall be converted into the right to receive shares or rights to acquire shares of Class A Common Stock, par value $.001 per share, of Nextel (the "Nextel Common Stock") on the terms and subject to the conditions set forth in the Merger Agreement.

          With respect to Nextel Common Stock to be received by the undersigned in the Merger, the undersigned represents, warrants, understands and agrees as follows:

          1. The undersigned has been advised that the issuance of the Nextel Common Stock to it pursuant to the Merger Agreement has been registered with the Securities and Exchange Commission

Nextel Communications, Inc.
Pittencrieff Communications, Inc.
_________________, 1997
Page 2

(the "Commission") under the Securities Act on a Registration Statement on Form S-4. However, the undersigned also has been advised that any offer, sale, transfer or disposition by it of any of the Nextel Common Stock received by it in the Merger may, under current law, be made only in accordance with the provisions of Rule 145 under the Securities Act, pursuant to an effective registration statement under the Securities Act or pursuant to an exemption provided thereunder.

          2. The undersigned understands that, as an affiliate of PCI, the provisions of Rule 145 permit sales, in general, while Nextel is a Reporting Company (as defined below), only in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act and paragraph (g) of Rule 144 thereunder or transactions directly with a "market maker," as defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), where the aggregate number of shares of Nextel Common Stock sold at any time, together with all sales of restricted Nextel Common Stock sold for the undersigned's account during the preceding three-month period, does not exceed the greater of (i) one percent of the Nextel Common Stock outstanding or (ii) the average weekly volume of trading in Nextel Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four-week period preceding any such sale. For purposes of determining the amount of securities specified in clauses (i) and (ii) above, the provisions of paragraph (e)(3) of Rule 144 shall apply. A "Reporting Company" means a company that is subject to the requirements to file, and is filing, periodic reports under Section 13 or 15(d) of the Exchange Act.

          3. The undersigned further understands that Rule 145 permits sales of Nextel Common Stock without the restrictions set forth in paragraph 2 above if (i) at the time of sale, the undersigned is not an affiliate of Nextel, the shares of Nextel Common Stock have been held for a minimum period of two years after the Effective Time of the Merger and Nextel is a Reporting Company or
(ii) such shares have been held for a minimum period of three years after the Effective Time of the Merger and the undersigned has not been an affiliate of Nextel for at least three months prior to the sale.

          4. The undersigned hereby represents and warrants to Nextel that the undersigned will not offer, sell, transfer or otherwise dispose of any Nextel Common Stock received by the undersigned in the Merger, except pursuant to (i) the provisions of Rule 145 under the Securities Act, (ii) an effective registration statement under the Securities Act or (iii) in a transaction that, in the opinion of legal counsel reasonably satisfactory to Nextel,

Nextel Communications, Inc.
Pittencrieff Communications, Inc.
_________________, 1997
Page 3

is exempt from registration under the Securities Act. In the event of a sale or other disposition pursuant to Rule 145, the undersigned will, upon request of Nextel, supply evidence reasonably satisfactory to Nextel of compliance with such Rule.

          5. The undersigned has carefully read this letter and the Merger Agreement and has discussed their requirements and other applicable limitations upon the offer, sale, transfer or other disposition of the Nextel Common Stock to be acquired by the undersigned in the Merger, to the extent it believed necessary, with the undersigned's counsel or counsel for PCI.

          6.   The undersigned understands that, except as provided in Section
5.2 of the Merger Agreement, Nextel is under no obligation to register the offer, sale, transfer or other disposition of the Nextel Common Stock by the undersigned or on behalf of the undersigned or to take any other action necessary in order to make compliance with an exemption from registration available.

          7. The undersigned understands and agrees that stop transfer instructions may be given to Nextel's transfer agents with respect to Nextel Common Stock to be acquired by the undersigned in the Merger and that there may be placed on the certificates for such shares, and any certificates issued in exchange or substitution therefor, a legend stating:

          "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an Agreement dated ____________, 1996 among the registered holder hereof, Nextel Communications, Inc. and PCI, a copy of which Agreement is on file at the principal offices of Nextel Communications, Inc."

          The undersigned understands and agrees that, upon the undersigned's request or the request of a transferee, the legend set forth in this paragraph 7 shall be removed by delivery of substitute certificates without such legend
(a) if the transfer to the transferee was effected in accordance with clause
(i) or (ii) of paragraph 4 and the conditions of paragraph 4 were complied with or (b) upon delivery to Nextel of an opinion of counsel reasonably satisfactory to Nextel or other evidence reasonably satisfactory to Nextel to the effect that such legend is not required for purposes of the Securities Act.

Nextel Communications, Inc.
Pittencrieff Communications, Inc.
_________________, 1997
Page 4


          8. The undersigned also understands that unless the transfer by the undersigned of the Nextel Common Stock to be acquired in the Merger has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Nextel reserves the right to put the following legend on the certificates issued to its transferee:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution of such shares, and such shares may not be sold or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

          In addition, the undersigned understands and agrees that, upon its request or the request of its transferee, the legend set forth in this paragraph 8 shall be removed by delivery of substitute certificates without such legend upon delivery to Nextel of an opinion of counsel reasonably satisfactory to Nextel or other evidence reasonably satisfactory to Nextel to the effect that such legend is not required for purposes of the Securities Act.


                               Very truly yours,



                               -----------------------------------------





Accepted this ___ day
of _____________, 1997.

Nextel Communications, Inc.


By:
   ------------------------

Nextel Communications, Inc.
Pittencrieff Communications, Inc.
_________________, 1997
Page 5



Accepted this ___ day
of _____________, 1997.


Pittencrieff Communications, Inc.


By:
   ------------------------

                                    ANNEX B

                                    ANNEX B



None.

                                   ANNEX C-1

                                   ANNEX C-1





                             _______________, 1997




Nextel Communications, Inc.
1505 Farm Credit Drive
Suite 100
McLean, Virginia  22102

          Re:  Pittencrieff Communications, Inc.

Ladies and Gentlemen:

          We have acted as counsel for Pittencrieff Communications, Inc., a Delaware corporation ("PCI"), in connection with the Agreement of Merger and Plan of Reorganization, by and between PCI, Nextel Communications, Inc., a Delaware corporation ("Nextel"), Nextel Finance Company, a Delaware corporation and a wholly owned subsidiary of Nextel formerly known as Dispatch Communications, Inc. and DCI Merger Inc., a Delaware corporation and a wholly owned subsidiary of Nextel Finance Company, dated as of October 2, 1996 ("Merger Agreement").

          The opinions herein are rendered to you pursuant to Section 8.2(c) of the Merger Agreement. Capitalized terms used herein that are defined in the Merger Agreement, and not otherwise defined herein, shall have the meanings given to such terms in the Merger Agreement.

          As such counsel, we have examined such documents, records and matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below, except where a statement is qualified as to knowledge, in which case we have made only the limited inquiry as specified below. We have examined, among other things, the following:

               (a)  The Merger Agreement;

               (b)  The Registration Statement;

               (c) The material written agreements and instruments to which PCI is a party, or by which it may be bound, or to which PCI's properties or assets are subject identified to us in an officer's certificate signed by an officer of PCI ("Material Agreements");

Nextel Communications, Inc.
____________, 1997
Page 2

               (e) Any court or administrative orders, writs, judgments, and decrees specifically directed to and currently binding on PCI and identified to us in an officer's certificate signed by an officer of PCI ("Court Orders"); and

               (f) The current Certificate of Incorporation and the current Bylaws of PCI ("Governing Documents").


          In rendering the opinions expressed herein, we have assumed without any independent verification (a) the legal capacity of natural persons, (b) the genuineness of all signatures (other than those of officers of PCI on the Merger Agreement), (c) the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, notarial, conformed, or photostatic copies, and the accuracy of all public files, records and certificates of, or furnished by, governmental or regulatory agencies or authorities and examined by us.

          We have been furnished with, and with your consent have relied upon, certificates of officers of PCI with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

          Based on the foregoing, and subject to the exceptions, qualifications, and limitations contained herein, it is our opinion that, as of the date hereof:

          1. PCI is a corporation duly incorporated, validly existing, and in good standing under the General Corporation Law of Delaware ("DGCL"), and has the corporate power and authority to own its properties and to conduct its business as currently conducted, and as proposed to be conducted, as described in the Proxy Statement/Prospectus which is part of the Registration Statement. PCI has the corporate power and authority to enter into and perform its obligations under the Merger Agreement.

          2. The Merger Agreement has been duly authorized by all necessary corporate action on the part of PCI and has been duly executed and delivered by PCI.

          3. Neither the execution and delivery of the Merger Agreement, nor the consummation of the Merger, by PCI will (i) constitute a violation of the DGCL, any statute or regulation of the United States of America applicable to PCI, or any Court Orders or (ii) constitute a breach or violation of any provision of the Governing Documents.

Nextel Communications, Inc.
____________, 1997
Page 3

          4. Neither the execution and delivery of the Merger Agreement, nor the consummation of the Merger, by PCI will (i) constitute a violation of or result in a breach of or a default (or an event that, with notice or lapse of time or both, would constitute a default) under, (ii) cause the creation of any security interest, lien, charge or encumbrance upon any of the properties or assets of PCI under, or (iii) cause or permit the acceleration of the maturity of any debt or obligation of PCI pursuant to any Material Agreement.

          5. No registration with or authorization or approval by any court or federal governmental authority of the United States of America or under the DGCL that has not been made or obtained is required of PCI in connection with its execution and delivery of the Merger Agreement or its consummation of the Merger, except the filing to effect the Merger under the DGCL.

          6. To the best of our knowledge, there are no actions, proceedings or investigations pending or overtly threatened against PCI or any of its properties by or before any court, governmental authority, or arbitrator, domestic or foreign, seeking to restrain or prohibit the consummation of the transactions described in the Merger Agreement.

          The foregoing opinions are subject to the following exceptions, qualifications and limitations:

     A. We are opining herein as to the effect on the Merger Agreement only of the federal laws of the United States of America, the laws of the State of Texas, and the DGCL, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of any local agencies within any state. We express no opinion as to, and have assumed for purposes of the opinions set forth herein, compliance by the parties with (i) the statutes administered by, the rules and regulations of, or matters exclusively within the purview of the Federal Communications Commission, including, without limitation, the Communications Act of 1934, as amended, (ii) the application of any antitrust, antifraud or trade regulation laws, other than the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or (iii) the securities laws and regulations of the United States of America and the State of Texas.

     B. We have assumed that the Merger Agreement has been duly authorized, executed, and delivered by or on behalf of each of the parties thereto (other than PCI) and is the valid, legally binding, and enforceable obligation of each of the parties thereto (other than PCI).

Nextel Communications, Inc.
____________, 1997
Page 4


     C. As used in the opinions expressed herein, "to the best of our knowledge" and similar phrases refer only to the actual current consciousness, without independent verification, of attorneys of our Firm who are or have been involved in the representation of PCI in connection with the Merger Agreement.

     D. To the extent any of the opinions expressed herein relate to or involve materiality in any form, we have relied upon PCI to determine what is or would be "material" under the circumstances.

     E. The opinion expressed in Paragraph 1 regarding the good standing of PCI is rendered solely on the basis of, and has only the meaning ascribed to, a certificate issued by the Secretary of State of the State of Delaware.

     F. We have not conducted any search of any indices, dockets, or other records of any federal, state, or local court, administrative agency or body, or of any arbitrator.

     G. This opinion letter is limited to the matters expressly stated, and no other opinion upon the matters so expressly stated is implied or may be inferred.

     H. This opinion letter is as of the date hereof, and we undertake no obligation, and expressly disclaim any obligation, to advise you of any change in the matters set forth herein or of any circumstances or developments after the date hereof that would or might conflict with any of the assumptions herein stated.

     I. The opinions expressed herein are rendered only to you and are solely for your benefit in connection with the transactions described in the Merger Agreement. This opinion letter may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm, or entity for any purpose, without our prior written consent.

                                       Respectfully submitted,

                                       GARDERE & WYNNE, L.L.P.


                                       By:
                                          ------------------------
                                          Randall G. Ray, Partner

                                   ANNEX C-2

                            DRAFT GC&D LEGAL OPINION


                                     [DATE]


Nextel Communications, Inc.
1505 Farm Credit Dr.
Suite 100
McLean, VA 22102

Ladies and Gentlemen:

         We have acted as special communications counsel to Pittencrieff Communications, Inc., a Delaware corporation (the "Company"), in connection with the transactions contemplated by the Agreement of Merger and Plan of Reorganization dated as of October 2, 1996 (the "Agreement") between the Company; Nextel Communications, Inc., a Delaware corporation ("Nextel"); Nextel Finance Company, a Delaware corporation and wholly-owned subsidiary of Nextel ("NFC"); and DCI Merger, Inc., a Delaware corporation and wholly-owned subsidiary of NFC. This opinion is being delivered to you at the Company's request pursuant to Section 8.2(c) of the Agreement. All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Agreement.

         In connection with the delivery of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction of the following documents:

         (i)   the Agreement;

         (ii) the licenses, permits and authorizations issued to the Company by the Federal Communications Commission ("FCC" or the "Commission") and set forth in Exhibit A hereto (the "Licenses");

         (iii) the publicly-available files of the FCC, and the FCC's database as maintained for the FCC by its contractor, Inneractive Systems, Inc. (the "FCC Database"), relating the Company or its assets, as such were publicly available for public inspection on __________, 1996 (the "Record Date"). It is the Commission's currently policy to eliminate licensing records from existing station files which are more than six years old upon review by the Commission of a particular station file. Therefore, the publicly available Commission station files may not contain a complete record of the licensing history of a particular system or station. In addition, documents submitted to the FCC are generally not immediately included in station files. This too may prevent a complete review of the licensing records to be undertaken in some circumstances; and

         (iv) a Finder's Preference case list dated __________ which was made available through the Commission's copying contractor, International Transcription Services, and which is intended to include Finder's Preference cases received at the FCC.

Nextel Communications, Inc.

___________, 1997
Page 2


         We have been retained by the Company strictly as special communications counsel and not as general counsel or in any other role. Our opinions set forth herein are strictly as to law under the Federal Communications Act of 1934, as amended and the Rules of the FCC adopted thereunder (collectively, the "Act"). Without limitation, we express no opinion herein as to the enforceability of the Documents under the laws of any State or as to the enforceability of the choice of law provision set forth in the Agreement.

         To the extent we deemed necessary for purposes of this opinion, we have relied upon the accuracy and completeness of (i) statements and representations of officers of the Company as to factual matters, (ii) the corporate records provided to us by such officers, and (iii) certificates and other documents obtained from public officials (the "Documents"). We have further relied as to factual matters on the representations and warranties contained in the Documents and we have assumed the completeness and accuracy of all such representations and warranties as to factual matters. We further have assumed the genuineness of all signatures, the legal capacity of all individuals who have executed the Documents and all other documents we have reviewed; the authenticity of all documents submitted to us as originals; and the conformity to original documents of all documents submitted to us as certified photostatic, reproduced or conformed copies. We have also assumed that the Documents have been duly authorized, executed and delivered by each of the parties thereto; are enforceable in accordance with their terms against such parties; ands that the execution, delivery and performance of the Documents by each of the parties thereto does not and will not result in a breach of, or constitute a default under any agreement, instrument or other document to which such party is a party or any order, judgment, writ or decree applicable to such party or to which such party's property is subject.

         Whenever our opinion with respect to factual matters is indicated to be based on our "Knowledge," we are referring to the actual, current knowledge of Russell Fox, the attorney having supervisory responsibility for the Company's relationship with this firm, and those other attorneys of Gardner, Carton & Douglas who have been given substantive legal attention to the affairs of the Company during the preceding 12 months. When, in this opinion, we refer to our knowledge after "Due Inquiry," we are referring solely to the review of documents referenced above. This letter does not express an opinion on those matters which would require a physical inspection of specific actual transmitter sites or systems in connection with this Opinion. Moreover, we have not, except as set forth herein, undertaken any independent investigation to determine the existence or absence of facts upon which our opinion relies; we have not undertaken any physical inspection of the Company, its stations or its other assets; and no inference as to our knowledge of the existence or absence of such facts should be drawn from such representation.

                  Based upon and subject to our examination as aforesaid and subject to the qualifications set forth herein, we are of the opinion that:

Nextel Communications, Inc.

___________, 1997
Page 3



         1. The FCC has granted its consent and authorization for the transfer of control or the Licenses from the Company to [DCI] and such consent and authorization has become a Final Order. To the best of our Knowledge after Due Inquiry, except as otherwise noted in Exhibit A hereto, the Licenses are in full force and effect and have the expiration dates set forth in Exhibit A. The Licenses are the only licenses, permits or authorizations of the FCC required under an Act for the operation of the facilities authorized by the Licenses, and, except as otherwise indicated in Exhibit A hereto, no other party has received an authorization from the FCC to operate a transmitting station in the same radio service, on the same frequencies, and in the same geographic areas as is authorized to each respective System. To the best of our Knowledge after Due Inquiry, any application for the renewal of a License required to be filed under the Act prior to the date hereof has been filed.

         2. To the best of our Knowledge after Due Inquiry, except as set forth in Exhibit A hereto, and except for facts which affect the industry generally there is no fact that permits, or after notice or lapse of time or both would permit revocation or termination of the Licenses, the issuance by the FCC of a notice of violation or notice of apparent liability; or that would materially and adversely affect the Licenses or the Systems.

         3. To the best of our Knowledge after Due Inquiry, except as set forth in Exhibit A hereto, and except for decrees, orders or rulings which affect the industry generally, there is no outstanding decree, order or other ruling of the FCC relating to the Licenses or the transmitting facilities authorized thereunder (the "Systems") which would have a material, adverse affect on the Licenses or the Systems; the FCC has not issued any notice of a default, revocation, or demand for return with respect to any License; and there are no claims (including "finder's preference" claims), complaints, investigations, proceedings, petitions, notices of violation or notices of apparent liability which, if accurate and adopted finally, would result in the revocation or termination of, or have a material adverse on, the Licenses under the Act.

         4. All FCC authorizations and consents required to be obtained under the Agreement prior to Closing have been obtained and are Final Orders. The execution, delivery and performance of the Parties' obligations under the Agreement does not violate the Act.

         The opinions set forth herein are provided only with respect to the laws and the regulations under the Act which are in effect as of the date hereof and we assume no responsibility for updating this opinion to take into account any event, action, interpretation or change of law occurring subsequent to the date hereof that may affect the validity of any of the opinions expressed herein.

         This opinion is furnished by us solely for your benefit for use in connection with the Documents and the transactions contemplated thereby and it may not be furnished or quoted to, or relied upon by, any other person, without our prior written consent.

Nextel Communications, Inc.

___________, 1997
Page 4




                                                     Very truly yours,

                                    ANNEX D

     THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO THE DISTRIBUTION HEREOF OR OF THE COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS THEREUNDER NEITHER THIS WARRANT NOR THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF MAY BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR UPON RECEIPT BY THE COMPANY OF AN OPINION SATISFACTORY AS TO FORM, SCOPE AND SUBSTANCE OF COUNSEL ACCEPTABLE TO THE COMPANY AS TO AN EXEMPTION THEREFROM.


                                    WARRANT

                           To Purchase _______ Shares
                  of Class A Common Stock, $.001 par value, of
                          NEXTEL COMMUNICATIONS, INC.

No. __                                                     ______________, 199_

     THIS IS TO CERTIFY that, for value received, _____________, or registered assigns, is entitled upon the due exercise hereof at any time during the Exercise Period (as hereinafter defined) to purchase _________________________ shares of Common Stock of Nextel Communications, Inc., a Delaware corporation (the "Company"), at an Exercise Price of $_______ per share (subject to adjustment as provided herein), and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions hereinafter set forth.

       Pursuant to the terms of the Agreement of Merger and Plan of Reorganization, dated as of September ____, 1996, (the "Merger Agreement") by and between the Company, [Sub] and _________ ("Frontier"), [Sub] was merged with and into [Frontier] (the "Merger"). As contemplated by the Merger Agreement, the Company offered to exchange for each outstanding warrant to purchase common stock of Frontier (the "Frontier Warrant") a new warrant of the Company with the terms and conditions set forth herein. This warrant (the "Warrant") has been issued in exchange for a Frontier Warrant upon the consummation of the Merger.

1. Definitions. The terms defined in this Section 1 shall have the following respective meanings:

     "Assignment" shall mean the form of Assignment appearing at the end of this Warrant.

     "Common Stock" shall mean the Class A Common Stock, $0.001 par value per share, of the Company, or, after consummation of the Merger, such other generally held class of common stock of the Company as may be outstanding from time to time. In addition, for the purpose of determining whether an adjustment under Section 4 may be required as a result of the issuance of Common Stock or Convertible Securities, Common Stock shall be deemed to include any other class or series of stock which participates in a corporation's profits with the Common Stock.

     "Company" shall mean Nextel Communications, Inc., a Delaware corporation, and any successor corporation.

     "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are directly or indirectly convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon a specified date or the happening of a specified event.

     "corporation" shall include an association, partnership, joint stock company, business trust or other similar organization.

     "Current Market Price" of any security as of any date herein specified shall be (a) if such security is listed or admitted for trading on any national securities exchange, the last sale price of such security, regular way, or the average of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which such security is listed, or (b) if not reported as described in clause
(a), the average of the closing bid and asked prices of such security in the over-the-counter market as shown by the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, as reported by any member firm of the New York Stock Exchange selected by the Company, or (c) if not quoted as described in clause (b), the average of the closing bid and asked prices for such security as reported by the National Quotation Bureau Incorporated or any similar successor organization, as reported by any member firm of the New York Stock Exchange selected by the Company. If such security is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (a) of the preceding sentence if actual transactions are reported and in the manner set forth in clause (b) of the preceding sentence if bid and asked prices are reported but actual transactions are not.

     "Exercise Period" shall mean the period commencing upon consummation of the Merger and terminating at the close of business on ______________________ .

     "Exercise Price" shall mean the price per share of Common Stock set forth in the preamble to this Warrant, as such price may be adjusted pursuant to
Section 4.

     "Fair Value" shall mean the fair value of the appropriate security, property, assets, business or entity as determined in good faith by the Board of Directors of the Company (the "Board"), provided that the fair value of the security, property, assets, business or entity, as the case may be, in question shall be determined without, in the case of any such securities, applying a discount for any lack of liquidity thereof, but otherwise in each case in accordance with generally accepted financial practice.

     "Merger" shall have the meaning specified in the preamble to this Warrant.

     "Merger Agreement" shall have the meaning specified in the preamble to this Warrant.

     "Notice of Exercise" shall mean the form of Notice of Exercise appearing at the end of this Warrant.

     "Other Securities" shall mean with reference to the exercise privilege of the holder of the Warrant, any shares (other than Common Stock) and any other securities of the Company or of any other Person which the holder of the Warrant at any time shall be entitled to receive, or shall have received, upon the exercise or partial exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock (or Other Securities) pursuant to the terms of the Warrant or otherwise.

     "Frontier" shall mean __________________, a Delaware corporation.

     "Frontier Warrant" shall have the meaning specified in the preamble to this Warrant.

     "shares" of any Person shall include any and all shares of capital stock of such Person of any class or other shares, interests, participations or other equivalents (however designated) in the capital of such Person.

     "Warrant Register" shall have the meaning specified in Section 3.1.

     "Warrant Shares" shall mean the shares of Common Stock (and/or Other Securities) issued or issuable, as the case may be, from time to time upon exercise of the Warrant, including, without limitation, any shares of Common Stock (and/or Other Securities) issuable with respect thereto by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, other reorganization or otherwise.

     "Warrant" shall have the meaning specified in the preamble to this Warrant.

2.   Exercise of Warrant.

     2.1. Right to Exercise; Notice. On the terms and subject to the conditions of this Section 2, the holder hereof shall have the right, at its option, to exercise this Warrant in whole or in part at any time or from time to time during the Exercise Period.

     2.2. Manner of Exercise; Issuance of Common Stock. To exercise this Warrant, the holder hereof shall deliver to the Company (a) a Notice of Exercise duly executed by the holder hereof specifying the number of Warrant Shares to be purchased, (b) payment of an amount equal to the aggregate Exercise Price for all such Warrant Shares, which shall be made (i) in cash or by certified or bank cashier's check payable to the order of the Company, or
(ii) by delivery to the Company of that number of shares of Common Stock having a value computed based upon the Current Market Price equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased, and (c) this Warrant. In the alternative, this Warrant may be exercised on a net basis, such that, without the exchange of any funds, the holder of this Warrant receives that number of Warrant Shares subscribed to less that number of shares of Common Stock having an aggregate value computed based upon the Current Market Price at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by such holder for the number of Warrant Shares subscribed to. The Company shall, as promptly as practicable, and in any event within five days thereafter, cause to be issued and delivered to the holder hereof (or its nominee) or the transferee designated in the Notice of Exercise, (y) a certificate or certificates representing the number of Warrant Shares specified in the Notice of Exercise and (z) if this Warrant is exercised in part, a new Warrant evidencing the right of the holder to purchase the aggregate number of Warrant Shares for which this Warrant shall not have been exercised. The holder or transferee so designated in the Notice of Exercise shall be deemed to have become the holder of record of such Warrant Shares for all purposes as of the close of business on the date on which the Notice of Exercise, an amount equal to the aggregate Exercise Price, and this Warrant shall have been received by the Company.

     2.3. Fractional Shares. Notwithstanding any other provision of this Warrant, the Company shall not issue fractional Warrant Shares or scrip representing fractional Warrant Shares upon any exercises of this Warrant.

3.   Registration, Transfer and Exchange; Legends.

     3.1. Maintenance of Registration Books. The Company shall keep at its principal executive office, or such other address (including that of the Company's transfer agent) as the Company shall notify the holder in writing, a register (the "Warrant Register") in which the Company shall provide for the registration, transfer and exchange of the Warrant. The Company shall not at any time close the Warrant Register so as to result in preventing or delaying the exercise or transfer of this Warrant, provided that the Company may make reasonable provisions with respect to closing the Warrant Register.

     3.2. Transfer and Exchange. Upon surrender for registration of transfer of this Warrant at such office, the Company shall execute and deliver in the name of the designated transferee or transferees one or more new Warrants representing the right to purchase at the Exercise Price then in effect a like aggregate number of Warrant Shares, and shall execute and deliver to the holder of this Warrant a new Warrant conveying the right to purchase any Warrant Shares not transferred.

     If such a transfer is not made pursuant to an effective Registration statement under the Securities Act of 1933, as amended (the "Securities Act"), the Warrant holder will, if requested by the Company, deliver to the Company an opinion of counsel, which counsel and opinion shall be satisfactory in form, scope and substance to the Company, that the Warrant may be sold without registration under the Securities Act, as well as:

          (a) an investment covenant satisfactory to the Company signed by the proposed transferee;

          (b) an agreement by such transferee to the impression of the restrictive investment legend set forth at the beginning of this Warrant; and

          (c) an agreement by such transferee to be bound by the provisions of this Warrant.

     3.3. Replacement. In the case of any loss, theft or destruction of this Warrant, upon delivery of a written agreement to indemnify the Company (which agreement may be unsecured, if from the original holder of this Warrant), or in the case of any mutilation of this Warrant, upon surrender of this Warrant to the Company, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant representing the right to purchase at the Exercise Price then in effect a like aggregate number of Warrant Shares.

4.   Anti-Dilution Provisions.

     4.1. Adjustment of Number of Shares Purchasable. Upon any adjustment of the Exercise Price as provided in Section 4.2, the holder hereof shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

     4.2. Adjustment of Exercise Price. The Exercise Price shall be subject to adjustment from time to time as set forth in this Section 4.2.

          (a) Stock Dividends, Subdivisions and Combinations. If the Company at any time and from time to time subsequent to the date hereof: (i) declares a dividend upon, or makes any distribution in respect of, any of its stock, payable in shares of Common Stock or Convertible Securities or (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Exercise Price shall be adjusted to the price determined by multiplying the Exercise Price per share of Common Stock immediately prior to such event by a fraction (A) the numerator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event, and (B) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event, treating as outstanding all shares of Common Stock issuable upon conversions or exchanges of such Convertible Securities.

          (b) Issuance of Additional Shares of Common Stock. If the Company at any time and from time to time subsequent to the date hereof shall issue or sell any shares of Common Stock, for a consideration (before underwriters discount, in the case of a sale involving an unaffiliated underwriter) less than the Current Market Price per share, the Exercise Price upon each such issuance or sale shall be adjusted to the price determined by multiplying the Exercise Price in effect as of the date specified in the next succeeding paragraph by a fraction the numerator of which is (i) the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Current Market Price per share of Common Stock immediately prior to such issue or sale plus (B) the aggregate consideration, if any, received by the Company upon such issue or sale, divided by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale, and the denominator of which is the Current Market Price per share of Common Stock immediately prior to such issue or sale. No adjustment will be made under this Section 4.2(b) that would result in an increase in the Exercise Price.

          For purposes of this Section 4.2(b), the date as of which the Current Market Price shall be determined shall be the earlier of (x) the date on which the Company shall enter into a firm contract for the issuance of such shares of Common Stock and (y) the date of actual issuance of such shares of Common Stock.

          No adjustment of the Exercise Price shall be made under this Section 4.2(b) upon the issuance of any shares of Common Stock which are (aa) distributed to holders of Common Stock pursuant to a stock dividend or subdivision for which an adjustment is provided under Section 4.2(a) or (bb) issued pursuant to the conversion or exchange of any Convertible Securities to the extent that an adjustment shall previously have been made upon the issuance of such Convertible Securities pursuant to Sections 4.2(a) or (c).

          (c) Issuance of Convertible Securities. If the Company at any time and from time to time subsequent to the date hereof shall issue or sell any Convertible Securities and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Current Market Price per share (determined as of the date specified in the next succeeding paragraph), the Exercise Price upon each such issuance or sale shall be adjusted as provided in Section 4.2(b) on the basis that (i) the maximum number of shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the determination of the Current Market Price, specified in the next succeeding paragraph, and (ii) the aggregate consideration, if any, received for such shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company in connection with the issuance and exercise of such Convertible Securities.

          For the purposes of this Section 4.2(c), the date as of which the Current Market Price per share shall be determined shall be the earlier of (x) the date on which the Company shall enter into a firm contract for the issuance of such Convertible Securities and (y) the date of actual issuance of such Convertible Securities.

          (d)  Readjustment of Exercise Price.  In the event of any change in
(i) the purchase price payable for any Convertible Securities referred to in
Section 4.2(c), (ii) the consideration, if any, payable upon the conversion or exchange of such Convertible Securities or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for shares of Common Stock, the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Convertible Securities provided for such changed consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any right to convert or exchange under any Convertible Securities not exercised, the Exercise Price then in effect shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration had such Convertible Securities never been issued. No readjustment of the Exercise Price pursuant to this Section 4.2(e) shall (x) increase the Exercise Price by an amount in excess of the adjustment previously made to the Exercise Price in respect of the issue, sale or grant of the applicable Convertible Securities or (y) require any adjustment to the amount paid or number of shares of Common Stock received by any Person upon any exercise of this Warrant prior to the date upon which such readjustment to the Exercise Price shall occur.

          (e) Reorganization, Reclassification or Recapitalization of Company. If the Company at any time and from time to time subsequent to the date hereof shall effect (i) any reorganization or reclassification or recapitalization of the capital stock of the Company (other than in the cases referred to in Section 4.2(a)), (ii) any consolidation or merger of the Company with or into another Person, (iii) the sale, transfer or other disposition of the property, assets or business of the Company as an entirety or substantially as an entirety or (iv) any other transaction or any other event shall occur as a result of which holders of Common Stock become entitled to receive any shares of stock or other securities and/or property of another Person, there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof (in lieu of or in addition to the Warrant Shares theretofore deliverable, as appropriate) the highest number of shares of stock or other securities and/or the greatest amount of property to which the holder of the number of Warrant Shares which would otherwise have been deliverable upon the exercise of this Warrant or any portion thereof at the time would have been entitled upon such reorganization or reclassification or recapitalization of capital stock, consolidation, merger, sale, transfer, disposition or other transaction or upon the occurrence of such other event, and at the same aggregate Exercise Price.

          Prior to and as a condition of the consummation of any transaction described in the preceding sentence, the Company shall make equitable, written adjustments in the application of the provisions herein set forth so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares of stock or other securities or other property thereafter deliverable upon exercise of the Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement of the Company and/or the successor entity, as applicable, for the benefit of the holder or holders of the Warrants at the time outstanding, which agreement shall bind each such entity and shall be accompanied by a favorable opinion of counsel to the Company reasonably acceptable to the holder or holders of the Warrant as to the enforceability of such agreement and as to such other matters as such holder or holders may reasonably request.

          (f) Distribution of Assets. If the Company at any time and from time to time subsequent to the date hereof declares a dividend upon, or makes any distribution in respect of, any of its stock payable in any asset or property of the Company, other than any cash dividend that is paid out of the retained earnings of the Company, in any transaction as to which the other provisions of this Section 4 are not strictly applicable, then and in each such case, the Exercise Price shall be adjusted by subtracting from the Exercise Price then in effect the Fair Value of the assets or property so distributed to the holder of one share of Common Stock; provided that no such adjustment will result in an Exercise Price of less than the par value of the Common Stock.

          (g) Determination of Consideration. For purposes of this Section 4, the consideration received or receivable by the Company for the issuance, sale, grant or assumption of shares of Common Stock or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued as follows:

                            (i) Cash Payment. In the case of cash, the net amount received by the Company after deduction of any accrued interest or dividends, any expenses paid or incurred and any underwriting commissions or concessions paid or allowed by the Company in connection with such issue or sale.

                           (ii)     Non-Cash Payment.  In the case of
         consideration other than cash, the Fair Value thereof or, if less, in the case of any security, the Current Market Price of such security, if applicable (in each case, as of the date immediately preceding the issuance, sale or grant in question).

                          (iii) Allocation Related to Common Stock. If shares of Common Stock are issued or sold together with other securities or other assets of the Company for a consideration which covers both, the consideration received or receivable (computed as provided in clauses (i) and (ii) above) shall be allocable to such shares of Common Stock as determined by the Board in good faith.

                           (iv)     Allocation Related to Convertible
         Securities. If any Convertible Securities are issued or sold together with other securities or other assets of the Company in a transaction in which no specific consideration is allocated to the Convertible Securities, the consideration received shall be allocated among such Convertible Securities and securities or other assets as determined in good faith by the Board.

                            (v) Dividends in Securities. If the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than Common Stock) payable in shares of Common Stock or Convertible Securities, such shares of Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend and distribution shall be deemed to have been issued or sold without consideration.

                           (vi) Convertible Securities. The consideration for which shares of Common Stock shall be deemed to be issued upon the issuance or sale of any Convertible Securities shall be determined by dividing (A) the total consideration, if any, received by the Company as consideration for the Convertible Securities, as the case may be, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of such Convertible Securities, as the case may be, in each case after deducting any accrued interest or dividends; by (B) the maximum number of shares of Common Stock issuable or upon the conversion or exchange of such Convertible Securities.

                          (vii)     Merger, Consolidation or Sale of Assets.
         If any shares of Common Stock or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock or Convertible Securities, as the case may be. In the event of (A) any merger or consolidation of which the Company is not the surviving corporation or (B) the sale, transfer or other disposition of the property, assets or business of the Company as an entirety or substantially as an entirety for stock or other securities of any other Person, the Company shall be deemed to have issued the number of shares of its Common Stock for stock or securities of the surviving corporation or such other Person computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the Fair Value on the date of such transaction of such stock or securities of the surviving corporation or such other Person, and if any such calculation results in adjustment of the Exercise Price, the determination of the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such merger, consolidation or sale, for the purposes of
         Section 4.2(e), shall be made after giving effect to such adjustment of the Exercise Price.

                 (h) Record Date. If the Company shall take a record of the holders of the Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or Convertible Securities or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then all references in this Section 4 to the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, shall be deemed to be references to such record date.

                 (i) Shares Outstanding. The number of shares of Common Stock deemed to be outstanding at any given time shall not include shares of Common Stock held by the Company or any Subsidiary.

                 (j) Maximum Exercise Price. At no time shall the Exercise Price exceed the amount set forth in the first paragraph of the Preamble of this Warrant except as a result of an adjustment thereto pursuant to Section 4.2(a)(iii).

                 (k) No Adjustments under Certain Circumstances. Anything herein to the contrary notwithstanding, no adjustment to the Exercise Price shall be made in the case of any issuance of (i) shares of Common Stock upon the exercise in whole or part of any Warrant or, any warrant included in the Other Securities, including any Frontier Warrant exchanged by the holder for this Warrant in connection with the Merger or (ii) shares of Common Stock to an employee, director or consultant of the Company or any Subsidiary for such person's own investment and as part of a bona fide compensation plan approved by the Board.

         4.3.    Certificates and Notices.

                 (a) Adjustments to Exercise Price. Upon any adjustment under this Section 4 of the number of shares of Common Stock purchasable upon exercise of this Warrant or of the Exercise Price, the Company shall immediately notify the holder of this Warrant in writing setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated and specifying the adjusted Exercise Price and the number of shares of Common Stock purchasable upon exercise of this Warrant after giving effect to such adjustment.

                 (b) Extraordinary Corporate Events. If the Company at any time and from time to time after the date hereof shall propose to (i) pay any dividend payable in stock to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock, (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options or (iii) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), or any reorganization or recapitalization or any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), or any sale, transfer or other disposition of its property, assets and business as an entirety or substantially as an entirety, or the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall mail to the holder of this Warrant a certificate giving notice of such proposed action, specifying (A) the date on which the stock transfer books of the Company shall close, or a record shall be taken, for determining the holders of Common Stock entitled to receive such stock dividends or other distribution or such rights or options, or the date on which such reclassification, reorganization, recapitalization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and (B) the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such certificate shall be mailed in the case of any action covered by clause (i) or
(ii) above at least 20 days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, or in the case of any action covered by clause (iii) above at least 20 days prior to the date upon which such action takes place and 20 days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

5.       Covenants of the Company.

         5.1. No Impairment or Amendment. The Company shall not by any action including, without limitation, amending its charter, any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the holder hereof against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable Warrant Shares, (c) will obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction as may be necessary to enable the Company to perform its obligations under this Warrant, and (d) will not issue any capital stock or enter into any agreement, the terms of which would have the effect, directly or indirectly, of preventing the Company from honoring its obligations hereunder.

         So long as any Warrants are outstanding, the Company will acknowledge in writing, in form satisfactory to any holder of any such security the continued validity of the Company's obligations hereunder to the holders of Warrants.

         5.2. Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant, such number of shares of Common Stock equal to the number of shares of Common Stock (and/or Other Securities) issuable upon the exercise of this Warrant. All such shares of Common Stock (and/or Other Securities) shall be duly authorized and, when issued upon exercise of this Warrant, will be validly issued and fully paid and nonassessable with no liability on the part of the holders thereof.

6.       Miscellaneous.

         6.1. Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the holder of this Warrant or any Warrant Shares shall operate as a waiver of or otherwise prejudice such holder's rights, powers or remedies.

         6.2. Amendment. Any term, covenant, agreement or condition of this Warrant may, with the consent of the Company, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), only by one or more substantially concurrent written instruments signed by the holder or holders of the Warrant.

         6.3. Communications. All notices to the Company or the holder shall be in writing and shall be deemed to have been adequately given if delivered in person, by facsimile transmission with receipt acknowledged or by delivery by a recognized courier for overnight delivery, or mailed, certified mail, return receipt requested, to such party at its address set forth below (or such other address as it may from time to time designate in writing to the other parties hereto).

         The Company:          Nextel Communications, Inc.
                               201 Route 17 North
                               Rutherford, New Jersey  07070
                               Attention: General Counsel
                               Fax: (201) 438-5540

         With a copy to:       Jeanne M. Rickert, Esq.
                               Jones, Day, Reavis & Pogue
                               North Point
                               901 Lakeside Ave.
                               Cleveland, Ohio  44114
                               Fax: (216) 579-0212

         The Holder:
                               -------------------------------

                               -------------------------------

                               -------------------------------

                               -------------------------------

         With a copy to:
                               -------------------------------

                               -------------------------------

                               -------------------------------

                               -------------------------------

         6.4. Remedies. The Company stipulates that the remedies at law of the holder or holders of the Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of the Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         6.5. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company and the holder or holders of this Warrant, to the extent provided herein, and shall be enforceable by such holder or holders.

         6.6. Governing Law. This Warrant, including the validity hereof and the rights and obligations of the parties hereto and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the laws of Delaware.

         IN WITNESS WHEREOF, NEXTEL COMMUNICATIONS, INC. has caused this Warrant to be executed as an instrument under seal as of the date first above written.


                                      NEXTEL COMMUNICATIONS, INC.



                                      By
                                        ------------------------------
                                                             (Title)

                           FORM OF NOTICE OF EXERCISE

               (To be executed only upon partial or full exercise
                             of the within Warrant)

         The undersigned registered holder of the within Warrant irrevocably exercises the within Warrant for and purchases ___________ shares of Common Stock (or Other Securities) [Specify] of NEXTEL COMMUNICATIONS, INC. and herewith makes payment therefor in the amount of $_____________, all at the price and on the terms and conditions specified in the within Warrant, and requests that a certificate (or ____ certificates in denominations of ______ shares) for such shares hereby purchased be issued in the name of and delivered to (choose one) (a) the undersigned or (b) _____________, whose address is ___________________________ and, if such shares shall not include all the Warrant Shares issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of Warrant Shares not being purchased hereunder be issued in the name of and delivered to (choose one) (a) the undersigned or (b) _____________, whose address is __________________________.

Dated:  _______________ __, ________.


                                        [                         ]



                                        By
                                          ----------------------------------
                                           (Signature of Registered Holder)


NOTICE: The signature on this Notice of Exercise must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

                               FORM OF ASSIGNMENT

                    (To be executed only upon the assignment
                             of the within Warrant)

         FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto __________, whose address is ___________________________, all of the rights of the undersigned under the within Warrant, with respect to _______ shares of Common Stock (or Other Securities) [Specify] of NEXTEL COMMUNICATIONS, INC. and, if such shares shall not include all the Warrant Shares issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of Warrant Shares not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint _____________ Attorney to register such transfer on the books of NEXTEL COMMUNICATIONS, INC. maintained for the purpose, with full power of substitution in the premises.

Dated:  _______________ __, ________.


                                        [                         ]



                                        By
                                          ----------------------------------
                                           (Signature of Registered Holder)


NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

                                    ANNEX E

                                    ANNEX E

                                JDR&P LETTERHEAD


                              ______________, 1997




Pittencrieff Communications, Inc.
1 Village Drive
Suite 500
Abilene, Texas  79606

          Re: Agreement of Merger and Plan of Reorganization, dated as of October 2, 1996, by and among Pittencrieff Communications, Inc., Nextel Communications, Inc., Nextel Finance Company and DCI Merger Inc.

Gentlemen:

          We have acted as counsel to Nextel Communications, Inc., a Delaware corporation ("Nextel"), Nextel Finance Company, a Delaware corporation and a wholly owned subsidiary of Nextel, formerly known as Dispatch Communications, Inc. ("NFC"), and DCI Merger Inc., a Delaware corporation and a wholly owned subsidiary of NFC ("Merger Sub"), in connection with the Agreement of Merger and Plan of Reorganization by and among Pittencrieff Communications, Inc. ("PCI"), Nextel, NFC and Merger Sub, dated as of October 2, 1996 (the "Merger Agreement"). This opinion is being furnished to you pursuant to Section 8.3(c) of the Merger Agreement. Capitalized terms that are used but not defined in this opinion shall have the meanings given to them in the Merger Agreement.

          In rendering the opinions expressed herein, we have assumed without any independent investigation: (a) that the signatures on all documents that we have examined are genuine and that where any such signature purports to have been made in a corporate, governmental, fiduciary or other capacity, the person who affixed such signature to such documents had authority to do so (other than if such person is or was a director or an officer of Nextel, NFC or Merger Sub)
(b) the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, and (c) the correctness of public files, records and certificates of, or furnished by, governmental or regulatory agencies or authorities that we have examined.

          We have examined such documents, records and matters of fact and questions of law as we have deemed necessary for

Pittencrieff Communications, Inc.
____________, 1997
Page 2

purposes of this opinion. In addition, we have relied as to matters of fact upon certificates of officers of Nextel and its subsidiaries, and have not independently verified the accuracy of the statements contained in such certificates. In rendering our opinions below regarding good standing and qualification as a foreign corporation, we have relied exclusively upon certificates of public officials of the relevant jurisdictions (and with respect to the payment of taxes and the filing of tax returns in the States of _______________, a certificate of an officer of Nextel), copies of which have been delivered to you. In rendering the opinion in paragraph 3 below, we have reviewed only those judgments, orders or decrees that have been specifically identified to us by Nextel as binding upon Nextel, NFC or Merger Sub or its or their property. In rendering the opinions in paragraph 4 below, we have reviewed only those contracts and agreements binding on Nextel, NFC or Merger Sub or its or their property and which have been specifically identified to us by Nextel as those that are material to the business or financial condition of Nextel, NFC and Merger Sub taken as a whole, and which are identified and listed in Exhibit A hereto. With your approval, we have assumed that the Merger Agreement has been duly authorized, executed and delivered by PCI.

          In rendering the opinions herein, we are expressing no opinion as to
(i) the laws of any jurisdiction other than the State of Delaware and the Federal laws of the United States, all as in effect on the date hereof, (ii) the statutes administered by, the rules and regulations of, or matters exclusively within the purview of the Federal Communications Commission, or any comparable state governmental authority or agency, (iii) any state securities laws or (iv) any Federal or state antitrust laws, other than the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          Based upon the foregoing and subject to the further qualifications, assumptions and limitations set forth herein, we are of the opinion that:

          1. Each of Nextel, NFC and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the General Corporation Law of Delaware ("DGCL"), and has the corporate power and authority to own its properties and to conduct its business as currently conducted, and as proposed to be conducted, as described in the Annual Report on Form 10-K of Nextel for the year ended December 31, 1995, which is incorporated by reference into the Registration Statement on Form S-4 of Nextel, as amended (the "Registration Statement"), and in the related Proxy Statement/Prospectus (together with any supplements or amendments thereto, the "Proxy Statement"). Each of Nextel, NFC and Merger Sub has the corporate power and

Pittencrieff Communications, Inc.
____________, 1997
Page 3

authority to enter into and perform its respective obligations under the Merger Agreement.

          2. The Merger Agreement has been duly authorized, executed and delivered by Nextel, NFC and Merger Sub, respectively.

          3. To our Actual Knowledge, neither the execution and delivery of the Merger Agreement by Nextel, NFC and Merger Sub nor the consummation by Merger Sub of the Merger, will constitute a violation of the DGCL or any Federal statute or regulation, or any judgment, order or decree of any court or governmental authority binding upon Nextel, NFC or Merger Sub or its or their property, or conflict with or constitute a breach or violation of any provision of the certificate of incorporation or by-laws of Nextel, NFC or Merger Sub.

          4. Neither the execution and delivery of the Merger Agreement by Nextel, NFC and Merger Sub nor the consummation of the Merger, will conflict with, constitute a violation of or result in a breach in or a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or cause the creation of any security interest, lien, charge or encumbrance upon any of the properties or assets of Nextel, NFC or Merger Sub under, or cause or permit the acceleration of the maturity of any debt or obligation of Nextel, NFC or Merger Sub pursuant to any agreement listed on Exhibit A hereto to which Nextel, NFC or Merger Sub is a party.

          5. No registration with or authorization or approval by any Federal or Delaware court or governmental authority that has not been made or obtained is required of Nextel, NFC or Merger Sub in connection with the execution and delivery of the Merger Agreement, or the consummation of the Merger, except the filing to effect the Merger under the DGCL.

          6. The shares of Nextel Common Stock to be issued in the Merger have been duly authorized, and when issued at or after the Effective Time of the Merger as contemplated in and in accordance with the Merger Agreement, will be validly issued and fully paid and nonassessable.

          7. The shares of Nextel Common Stock to be issued in the Merger have been duly authorized for quotation on The Nasdaq Stock Market, Inc. upon official notice of issuance.

          8. The Registration Statement has become effective under the Securities Act of 1933, as amended, and to our Actual Knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for

Pittencrieff Communications, Inc.
____________, 1997
Page 4

that purpose are pending or threatened by the Securities and Exchange
Commission.

          9. To our Actual Knowledge, there are no actions, proceedings or investigations pending or overtly threatened against Nextel, NFC or Merger Sub or any of their properties by or before any court, governmental authority or arbitrator, domestic or foreign, seeking to restrain or prohibit the consummation of the transactions described in the Merger Agreement.

          As used herein, the phrase "our Actual Knowledge" means the Actual Knowledge of the Primary Lawyer Group. The Primary Lawyer Group includes Jeanne M. Rickert, Lisa A. Stater, Kelly R. Caffarelli and William N. Smith.

          This opinion is furnished by us solely for your benefit upon the understanding that we are not hereby assuming any professional responsibility to any other person, firm, or entity whatsoever and have no responsibility to advise you of changes in the facts, or of any circumstances or developments after the date hereof that would or might conflict with any of the assumptions herein stated.

                                   Very truly yours,

                                    ANNEX F

                                             NEXTEL COMMUNICATIONS, INC.
                                             1505 Farm Credit Drive
                                             McLean, VA 22102
                                             703-394-3000 FAX 703-394-3001

[NEXTEL LOGO]




                                October 2, 1996



Warren D. Harkins, President                  Ted B. Miller, Jr.
and Chief Executive Officer                   President
Pittencrieff Communications, Inc.             Castle Tower Corporation
One Village Drive, Suite 500                  510 Bering Drive, Suite 310
Abilene, Texas 79606                          Houston, Texas 77057

                           Re:  Certain Understandings

Dear Sirs:

                  As you are aware, Nextel Communications, Inc., either directly or through one or more of its subsidiaries (collectively, "Nextel"), currently is exploring a potential transaction with Pittencrieff Communications, Inc. ("Frontier'). Certain contractual arrangements currently in place between Castle Tower corporation ("Castle") and Frontier present issues or concerns for Nextel, which Nextel would require to be satisfactorily resolved before proceeding with any potential transaction with Frontier. Such issues and concerns chiefly are presented by the terms and conditions contained in a certain Purchase and Sale Agreement ("Purchase Agreement") and related License Agreement ("License Agreement"), each by and between Castle and Frontier. Representatives of Castle, Frontier and Nextel have discussed and tentatively and conditionally agreed on certain changes to the terms and conditions of such Purchase Agreement and License Agreement, certain related actions and the establishment of certain additional arrangements, all as summarized on Exhibit 1 attached hereto.

                  In the interest of time, Nextel has indicated its willingness to proceed to prepare and finalize suitable definitive documentation regarding the potential transaction with Frontier prior to the preparation and execution of all definitive documents required to implement the tentative agreements and understandings reflected in the attached Exhibit 1, subject, however to (1) Castle and Frontier entering into this letter confirming their conditional acceptance of such agreements and understandings as is reflected on Exhibit 1 hereto and their commitment to work in good faith with Nextel to prepare and enter into appropriate definitive documents to evidence all of the terms and conditions required to implement such agreements and understandings and (2) Castle and Frontier acknowledging that Nextel shall have no liability or responsibility to either of them, except pursuant to and in accordance with the terms of any definitive agreements between either or both of them and Nextel, whether or not appropriate definitive documents of the type referred to in the foregoing clause (1) are in fact entered into or whether or not any potential transaction between Nextel and Frontier is ultimately consummated.

                  Nextel and Frontier acknowledge that the agreement of Castle contained in this letter and the attached Exhibit 1 are conditional in that they are subject to the approval of both Castle's Board of Directors and Castle's bank lending group; Nextel and Frontier further acknowledge that Castle shall have no liability or responsibility in either one of them, except pursuant to and in accordance with the terms of any definitive agreements between either or both of them and Castle, and then only in the event the potential merger transaction between Nextel and Frontier closes.

                  Nextel has asked that in the event its potential merger transaction with Frontier closes, Castle should release all or a substantial part of its collateral under the License Agreement, and modify certain rights to which it is currently entitled under the Purchase Agreement and the License Agreement (the "Concession"). Nextel acknowledges that Castle would not agree to the Concessions, were it not for Castle's reliance on Nextel's agreement to perform its commitments and agreements reflected in the attached Exhibit 1.

                  Please signify your acceptance, approval and acknowledgment of the foregoing by signing the enclosed copy of this letter in the space indicated below and returning a fully executed copy to the undersigned.

                                            Very truly yours,

                                            NEXTEL COMMUNICATIONS, INC.



                                            By: /s/ John H. Willmoth
                                               ------------------------


Accepted, approved and acknowledged:

CASTLE TOWER CORPORATION



By: /s/ Ted B. Miller, Jr.
   -------------------------

PITTENCRIEFF COMMUNICATIONS, INC.



By: /s/ Warren D. Harkins
   --------------------------

Attachment